                                                               EXHIBIT 10.49


                                                              EXECUTION COPY



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




                 CABLEVISION OF NEW YORK CITY - PHASE I L.P.

                                      and

                 CABLEVISION SYSTEMS NEW YORK CITY CORPORATION
                              (a General Partner)

                                      and

                  CABLEVISION OF NEW YORK CITY - MASTER L.P.
                              (a General Partner)


                                  ___________


                          FOURTH AMENDED AND RESTATED
                               CREDIT AGREEMENT

                           Dated as of June 18, 1993


                                  ___________


                           THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION)
                                   as Agent

                      THE FIRST NATIONAL BANK OF CHICAGO
                                  as Co-Agent

                                   CIBC INC.
                                  as Co-Agent

                             TABLE OF CONTENTS                          PAGE
                             -----------------                          ----

Section  1.  DEFINITIONS AND ACCOUNTING MATTERS..........................  3
      1.01  CERTAIN DEFINED TERMS........................................  3
      1.02  ACCOUNTING TERMS AND DETERMINATIONS.......................... 27

Section 2.  COMMITMENTS.................................................. 28
      2.01  LOANS........................................................ 28
      2.02  LETTERS OF CREDIT............................................ 29
      2.03  BORROWINGS OF LOANS.......................................... 33
      2.04  CHANGES OF COMMITMENTS....................................... 34
      2.05  FEES......................................................... 34
      2.06  LENDING OFFICES.............................................. 35
      2.07  SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT.................... 35
      2.08  NOTES........................................................ 35
      2.09  Prepayments, Cover and Conversion
                        OR CONTINUATION OF TERM LOANS.................... 36
      2.10  FAILURE BY A BANK TO FUND.................................... 38

Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST........................... 38
      3.01  REPAYMENT OF LOANS........................................... 38
      3.02  INTEREST..................................................... 39

Section 4.  Payments; Pro Rata Treatment;
                          COMPUTATIONS; ETC.............................. 40
      4.01  PAYMENTS..................................................... 40
      4.02  PRO RATA TREATMENT........................................... 41
      4.03  COMPUTATIONS................................................. 41
      4.04  NON-RECEIPT OF FUNDS BY THE AGENT............................ 41
      4.05  SHARING OF PAYMENTS, ETC..................................... 42

Section 5.  YIELD PROTECTION AND ILLEGALITY.............................. 43
      5.01  ADDITIONAL COSTS............................................. 43
      5.02  LIMITATION ON TYPES OF LOANS................................. 46
      5.03  ILLEGALITY................................................... 46
      5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01 AND 5.03........... 47
      5.05  COMPENSATION................................................. 47

Section 6.  CONDITIONS PRECEDENT......................................... 48
      6.01  CONDITIONS TO EFFECTIVENESS.................................. 48
      6.02  INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT TO THE
            COMPANY...................................................... 51

            Section 7.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.... 52
      7.01  PARTNERSHIP EXISTENCE........................................ 52

      7.02  SUBSIDIARIES................................................. 52
      7.03  FINANCIAL CONDITION.......................................... 52
      7.04  LITIGATION................................................... 53
      7.05  LANDLORDS' CONSENTS, ETC..................................... 53
      7.06  LIENS........................................................ 54
      7.07  NO BREACH.................................................... 54
      7.08  NO DEFAULT................................................... 54
      7.09  PARTNERSHIP ACTION........................................... 54
      7.10  APPROVALS.................................................... 55
      7.11  MARGIN STOCK................................................. 55
      7.12  ERISA........................................................ 56
      7.13  TAXES........................................................ 56
      7.14  PARTNERSHIP DOCUMENTS; FRANCHISE AGREEMENT................... 56
      7.15  FRANCHISES................................................... 56
      7.16  USE OF PROCEEDS.............................................. 56
      7.17  OTHER INDEBTEDNESS........................................... 57
      7.18  COMPLETION OF PHASE I, PHASE II, AND PHASE III; CONSTRUCTION OF
            PHASE IV..................................................... 57
      7.19  ASSUMPTION OF OBLIGATIONS.................................... 57
      7.20   PARI PASSU STATUS........................................... 57

Section 8.  REPRESENTATIONS AND WARRANTIES OF MANAGING PARTNER........... 57

Section 9.  REPRESENTATIONS AND WARRANTIES OF CSNY....................... 58
      9.01  CORPORATE EXISTENCE.......................................... 58
      9.02  FRANCHISES................................................... 58
      9.03  LINES OF BUSINESS............................................ 59
      9.04  NO BREACH.................................................... 59
      9.05  CORPORATE ACTION............................................. 59
      9.06  APPROVALS.................................................... 59
      9.07  LITIGATION................................................... 60
      9.08  AUTHORIZATION OF MANAGER..................................... 60

Section 10.  COVENANTS OF THE COMPANY.................................... 61
      10.01  FINANCIAL STATEMENTS........................................ 61
      10.02  OTHER REPORTS............................................... 63
      10.03  FINANCIAL COVENANTS......................................... 65
      10.04  LITIGATION.................................................. 67
      10.05  PARTNERSHIP EXISTENCE, ETC.................................. 68
      10.06  LIENS....................................................... 68
      10.07  INVESTMENTS................................................. 68
      10.08  COMPLETION OF CABLE TELEVISION SYSTEM....................... 69
      10.09  TYPE OF BUSINESS............................................ 69
      10.10  FRANCHISES.................................................. 69
      10.11  TRANSACTIONS WITH AFFILIATES................................ 69
      10.12  RESTRICTED PAYMENTS......................................... 69

      10.13  NO MERGERS, ACQUISITIONS, ETC............................... 70
      10.14  MODIFICATIONS OF CERTAIN RIGHTS............................. 70
      10.15  RESTRICTIONS ON TRADE PAYABLES.............................. 70
      10.16  USE OF PROCEEDS............................................. 70
      10.17  LOCATION OF HEADENDS........................................ 71
      10.18  PARI PASSU STATUS........................................... 71

Section 11.  COVENANTS OF THE MANAGING PARTNER........................... 71
      11.01  PARTNERSHIP AGREEMENT....................................... 71
      11.02  AUTHORITY................................................... 71
      11.03  EQUITY INVESTMENT........................................... 72
      11.04  BUSINESS OF MANAGING PARTNER................................ 72

Section 12.  COVENANTS OF CSNY........................................... 72
      12.01  MAINTENANCE OF EXISTENCE.................................... 72
      12.02  MAINTENANCE OF FRANCHISES................................... 72
      12.03  NOTICES..................................................... 73
      12.04  NO DEBT..................................................... 73
      12.05  NO LIENS.................................................... 73
      12.06  FURTHER INFORMATION......................................... 73

Section 13.  DEFAULT AND REMEDIES........................................ 74
      13.01  EVENTS OF DEFAULT........................................... 74
      13.02  CASH COLLATERAL............................................. 78
      13.03  REPLACEMENT OF MANAGER AND EQUITY INVESTORS................. 78

Section 14.  THE AGENT................................................... 79
      14.01  APPOINTMENT, POWERS AND IMMUNITIES.......................... 79
      14.02  RELIANCE BY AGENT........................................... 80
      14.03  DEFAULTS.................................................... 80
      14.04  RIGHTS AS A BANK............................................ 81
      14.05  INDEMNIFICATION............................................. 81
      14.06  NON-RELIANCE ON AGENT AND OTHER BANKS....................... 82
      14.07  FAILURE TO ACT.............................................. 83
      14.08  RESIGNATION OR REMOVAL OF AGENT............................. 83

Section 15.  MISCELLANEOUS............................................... 83
      15.01  WAIVER...................................................... 83
      15.02  NOTICES..................................................... 84
      15.03  EXPENSES, ETC............................................... 84
      15.04  AMENDMENTS, ETC............................................. 85
      15.05  SUCCESSORS AND ASSIGNS...................................... 86
      15.06  ASSIGNMENTS AND PARTICIPATIONS.............................. 86
      15.07  LIABILITY OF OTHER PERSONS.................................. 89
      15.08  CONFIDENTIALITY............................................. 90
      15.09  APPOINTMENT OF SECURITY AGENT............................... 90
      15.10  INTERCREDITOR MATTERS....................................... 90

      15.11  SURVIVAL.................................................... 93
      15.12  CAPTIONS.................................................... 93
      15.13  COUNTERPARTS................................................ 93
      15.14  GOVERNING LAW............................................... 93


EXHIBIT A         Form of Note
EXHIBIT B         Form of Compliance Certificate
EXHIBIT C         Intentionally Omitted
EXHIBIT D         Form of Fourth Amended and Restated
                    Security Agreement
EXHIBIT E         Form of Construction Status Report
EXHIBIT F         Form of Subscription Report
EXHIBIT G-1       Form of Opinion of General Counsel
                    of the Company
EXHIBIT G-2       Form of Opinion of Special Counsel
                    to the Company
EXHIBIT H         Form of Opinion of Special FCC Counsel
                    to the Company and CSNY
EXHIBIT I-1       Form of Opinion of General Counsel
                    of CSNY
EXHIBIT I-2       Form of Opinion of Special Counsel
                    to CSNY
EXHIBIT J         Form of Opinion of General Counsel of
                    the Manager
EXHIBIT K         Form of Opinion of Special Counsel to Cablevision-Master
                  L.P.
EXHIBIT L         Form of Opinion of Special New York Counsel
                    to the Banks
EXHIBIT M         Form of Assignment and Acceptance Agreement


SCHEDULE I        Schedule of Pending Litigation and
                    Threatened Claims
SCHEDULE II       Schedule of Existing Indebtedness
SCHEDULE III      Schedule of Governmental Licenses,
                    Authorizations, Consents and Approvals
                    - 7.01 and 7.10
SCHEDULE IV       Schedule of Matters Pertaining to
                    Franchise Compliance - 6.01(h),
                    7.08, 9.02
SCHEDULE V        Certificate of Authority
SCHEDULE VI       Schedule of Leases
SCHEDULE VII Schedule of Existing Loans and Existing Notes and Existing Letters of Credit
SCHEDULE VIII     List of UCC-3 Amendment filings

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




                                                               EXECUTION COPY




            FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 18, 1993 among: CABLEVISION OF NEW YORK CITY - PHASE I L.P., a limited partnership organized and validly existing under the laws of the State of New York (the "COMPANY") in which Cablevision of New York City - Master L.P. ("CABLEVISION-MASTER L.P.") is a general partner and the managing partner; CABLEVISION SYSTEMS NEW YORK CITY CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York and a general partner and a limited partner of the Company ("CSNY"); Cablevision-Master L.P., in its capacity as a general partner of the Company; each of the banks that is a signatory hereto (individually, a "BANK" and, collectively, the "BANKS"); THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT"), and THE FIRST NATIONAL BANK OF CHICAGO and CIBC INC., each as Co-Agent (the "CO-AGENTS").

            The Company, CSNY, Charles F. Dolan ("DOLAN"), certain banks and the Agent entered into a Credit Agreement dated as of December 16, 1988 as amended by the First Amendment to Credit Agreement, dated as of December 16, 1988, Amendment No. 02, dated as of June 30, 1989, Amendment No. 03, dated as of December 20, 1989, Amendment No. 04, dated as of March 20, 1990, Amendment No. 05, dated as of May 10, 1990 and Amendment No. 06, dated as of June 29, 1990 (as so amended, modified and supplemented and in effect prior to the effective date of the Amended and Restated Credit Agreement (as hereinafter defined), the "ORIGINAL CREDIT AGREEMENT") that provided, pursuant to the terms and conditions thereof, for loans to be made by such banks to the Company in an aggregate amount not exceeding $22,000,000.

            The parties to the Original Credit Agreement and Cablevision of New York City - Phase II L.P. ("CNY - PHASE II") amended and restated the Original Credit Agreement as set forth in the Amended and Restated Credit Agreement dated as of June 29, 1990, as amended by Amendment No. 01, dated as of January 7, 1991 (as so amended, modified and supplemented and in effect prior to the effective date of the Second Amended and Restated Credit Agreement as hereinafter defined, the "AMENDED AND RESTATED CREDIT AGREEMENT") for the purposes of adding CNY - Phase II as a joint and several borrower under the Original Credit Agreement, increasing the aggregate amount of the Commitments under the Original Credit Agreement from $22,000,000 to $80,000,000, refinancing the loans outstanding under the Original Credit Agreement and making certain other changes to such Original Credit Agreement (and the Exhibits thereto).

            The parties to the Amended and Restated Credit Agreement and Cablevision of New York City - Phase III L.P. ("CNY - PHASE III") amended and restated the Amended and Restated Credit Agreement as set forth in the Second Amended and Restated Credit Agreement dated as of September 27, 1991 (as amended, modified and supplemented and in effect prior to the effective date of the Third Amended and Restated Credit Agreement as hereinafter defined, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT") for the purposes of adding CNY - Phase III as a joint and several borrower under the Amended and Restated Credit Agreement, increasing the aggregate amount of the Commitments under the Amended and Restated Credit Agreement from $80,000,000 to $130,000,000, refinancing the loans outstanding under the Amended and Restated Credit Agreement and making certain other changes to such Amended and Restated Credit Agreement (and the Exhibits thereto).

            Dolan transferred, pursuant to the Purchase Agreement (as hereinafter defined), all of his partnership interests in each of the Company, CNY - Phase II, CNY - Phase III, and Cablevision of New York City - Phase IV L.P. ("CNY - PHASE IV") to Cablevision-Master L.P. and all of his shares of common stock of CSNY to CSC (as hereinafter defined), (as more fully described in the Purchase Agreement, the "PURCHASE TRANSACTION"), and as a result of the Purchase Transaction Dolan has ceased to be a General Partner.

            The parties to the Second Amended and Restated Credit Agreement (other than Dolan), Cablevision-Master L.P. and CNY - Phase IV, amended and restated the Second Amended and Restated Credit Agreement as set forth in the Third Amended and Restated Credit Agreement dated as of July 10, 1992 (as amended, modified and supplemented and in effect on the date hereof, the "THIRD AMENDED AND RESTATED CREDIT AGREEMENT") for the purposes of adding
CNY - Phase IV as a joint and several borrower under the Second Amended and Restated Credit Agreement, increasing the aggregate amount of the Commitments under the Second Amended and Restated Credit Agreement from $130,000,000 to $185,000,000, refinancing the loans outstanding under the Second Amended and Restated Credit Agreement, reflecting the Purchase Transaction and making certain other changes to such Second Amended and Restated Credit Agreement (and the Exhibits thereto). There are outstanding as of the date hereof, loans ("EXISTING LOANS") and letters of credit ("EXISTING LETTERS OF
CREDIT") under the Third Amended and Restated Credit Agreement in amounts specifically set forth on Schedule VII hereto.

            On June 16, 1993, Cablevision of New York City - Phase V L.P. merged with and into the Company pursuant to Subchapter XI of the Partnership Act ("FIRST MERGER") with the Company being the surviving limited partnership. On June 17, 1993, CNY - Phase IV merged with and into the Company pursuant to Subchapter XI of the Partnership Act ("SECOND MERGER") as a result of which the Company became liable for all of the obligations and liabilities of CNY - Phase IV including, without limitation, the obligations and liabilities of CNY - Phase IV under the Third Amended and Restated Credit Agreement and the Existing Basic Documents, and the Company succeeded, with the consent of each Bank and the Agent and the Co-Agents, to all

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT
of the rights of CNY - Phase IV under the Third Amended and Restated Credit Agreement and the Existing Basic Documents. On June 18, 1993 (prior to the execution of this Agreement), CNY - Phase II and CNY - Phase III merged with and into the Company pursuant to Subchapter XI of the Partnership Act, with the Company being the surviving limited partnership (the "THIRD MERGER", the First Merger, Second Merger and Third Merger are collectively referred to as the "MERGERS") as a result of which the Company became liable for all of the obligations and liabilities of CNY Phase II and CNY - Phase III including, without limitation, their obligations and liabilities, under the Third Amended and Restated Credit Agreement and the Existing Basic Documents, and succeeded, with the consent of each Bank and the Agent and Co-Agents, to all of the rights of CNY-Phase II and CNY - Phase III under the Third Amended and Restated Credit Agreement and the Existing Basic Documents.

            The Companies, Cablevision - Master L.P., CSNY, the Agent, Co-Agents and the Banks entered into an Amendment No. 1 to the Third Amended and Restated Credit Agreement and Assumption Agreements dated as of June 16, 1993 ("AMENDMENT NO. 1"), for purposes of consenting to and reflecting the Mergers.

            The parties hereto desire to further amend and restate the Third Amended and Restated Credit Agreement for the purposes of reflecting the Mergers and making certain other changes to such Third Amended and Restated Credit Agreement (and the Exhibits thereto), all as reflected in this Agreement.

            The parties hereto desire that the obligations of CNY - Phase II, CNY - Phase III, and CNY - Phase IV under the Third Amended and Restated Credit Agreement, all of which were assumed by the Company pursuant to Section 121-1104 of the Partnership Act and the obligations of the Company under the Third Amended and Restated Credit Agreement be evidenced by this Agreement, remain in full force and effect, and continue for all purposes including perfection and priority of the security interests under the Third Amended and Restated Security Agreement securing the obligations of the Company (and the Companies as its predecessors in interest) under this Agreement.

            Accordingly, upon the Effective Date (as hereinafter defined), the Third Amended and Restated Credit Agreement shall be amended and restated in its entirety as set forth in this Agreement. To effect the foregoing, the parties hereto agree as follows:


            Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

            1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this

Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

            "AFFECTED LOANS" shall have the meaning assigned to such term in
Section 5.04 hereof.

            "AFFECTED TYPE" shall have the meaning assigned to such term in
Section 5.04 hereof.

            "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, and if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with their correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED, that, in any event, (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person and (ii) any General Partner of the Company will be deemed to control the Company. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person.

            "AMENDED AND RESTATED CREDIT AGREEMENT" shall have the meaning assigned to such term in the third paragraph of this Agreement.

            "AMENDMENT NO. 1" shall have the meaning assigned to such term in the eighth paragraph of this Agreement.

            "ANNUALIZED OPERATING CASH FLOW" shall mean, as at any date of determination thereof, four times the Operating Cash Flow for the three calendar months ending on, or most recently ended prior to, the date of such determination; PROVIDED, that for any period which encompasses the date of the Second Merger or Third Merger, such computations shall be performed as if the respective Companies had been financially merged in accordance with GAAP for the period prior to and including such date of such Merger.

            "ANNUAL PAYMENTS" shall mean the preferential distributions made to Dolan by Cablevision-Master L.P. pursuant to Section 6.4(a) of the partnership agreement of such limited partnership, currently in an amount equal to 14% per annum on Dolan's $40,000,000 preferential interest in Cablevision-Master L.P., as such amount may be reduced from time to time.

            "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each type of Loan or Letter of Credit, the lending office of such Bank (or of an affiliate of such Bank) designated for such type of Loan or Letter of Credit on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type or Letters of Credit are to be made and maintained.

            "APPLICABLE MARGIN" shall mean:

                  (a) with respect to Base Rate Loans, 1-1/8% at all times when the Debt Ratio is greater than 6.5 to 1, 7/8 of 1% at all times when the Debt Ratio is less than or equal to 6.5 to 1 and greater than 5.5 to 1, 3/4 of 1% at all times when the Debt Ratio is less than or equal to 5.5 to 1 and greater than 4.5 to 1, and 1/2 of 1% at all times when the Debt Ratio is less than or equal to 4.5 to 1;

                  (b) with respect to Eurodollar Loans, 2-1/8% at all times when the Debt Ratio is greater than 6.5 to 1, 1-7/8% at all times when the Debt Ratio is less than or equal to 6.5 to 1 and greater than 5.5 to 1, 1-3/4% at all times when the Debt Ratio is less than or equal to 5.5 to 1 and greater than 4.5 to 1, and 1-1/2% at all times when the Debt Ratio is less than or equal to 4.5 to 1;

                  (c) with respect to CD Loans, 2-3/8% at all times when the Debt Ratio is greater than 6.5 to 1, 2-1/8% at all times when the Debt Ratio is less than or equal to 6.5 to 1 and greater than 5.5 to 1, 2% at all times when the Debt Ratio is less than or equal to 5.5 to 1 and greater than 4.5 to 1, and 1-3/4% at all times when the Debt Ratio is less than or equal to 4.5 to 1;

                  (d) with respect to Letters of Credit, 2-1/8% at all times when the Debt Ratio is greater than 6.5 to 1, 1-7/8% at all times when the Debt Ratio is less than or equal to 6.5 and 1 and greater than 5.5 to 1, 1-3/4% at all times when the Debt Ratio is less than or equal to 5.5 to 1 and greater than 4.5 to 1, and 1-1/2% at all times when the Debt Ratio is less than or equal to 4.5 to 1; and

                  (e) with respect to each Loan and with respect to each Letter of Credit, if any HLT Event shall have occurred and be continuing, the "Applicable Margin" for such Loan or such Letter of Credit, as the case may be, shall be the "Applicable Margin" determined in accordance with the applicable foregoing clause (a) through (d) PLUS 1/4 of 1%.

Notwithstanding anything to the contrary set forth in the definition of "Debt Ratio" in this Section 1.01, for purposes hereof, the Debt Ratio for any day shall be determined on the basis of the most recent financial statements of the Company delivered pursuant to Section 10.01(a) hereof (or for the 90 days preceding the Third Merger, the combined financial statements of the Companies) and any change in the Applicable Margin as a result of a change in the Debt Ratio as so determined shall be effective as of the fifth Business Day after the date the financial statements of the Company (or combined financial statements of the Companies, as appropriate) are delivered to the Agent pursuant to said Section 10.01(a) and shall continue to be effective until the fifth Business Day after the date the next financial statements of the Company are delivered to the Agent pursuant to said Section 10.01(a); PROVIDED, that in the event the Company shall fail to deliver any financial statements by the date required pursuant to said Section 10.01(a), the Debt Ratio shall, from such date until such financial statements are in fact delivered, be deemed to be equal to the last so reported Debt Ratio; and PROVIDED, further, that if no such ratio shall have been previously reported, such ratio shall be deemed to be greater than 6.5 to 1.

            "ASSESSMENT RATE" shall mean, for any CD Loan, the effective annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for Dollar time deposits with Chase at the Principal Office during the Interest Period for such Loan, as reasonably estimated by the Agent.

            "ASSIGNMENT AND ACCEPTANCE" shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit M hereto.

            "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/4 of 1% or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "BASE RATE LOANS" shall mean Loans which bear interest at rates based upon the Base Rate.

            "BASIC DOCUMENTS" shall mean this Agreement, the Notes, the Manager Agreement, the Fourth Amended and Restated Security Agreement and the Partnership Documents.

            "BUDGET" shall mean the budgets and plans of work heretofore provided by the Company to each Bank, as may be amended by the Company from time to time in accordance with the provisions of Section 10.03(g) hereof.

            "BUSINESS DAY" shall mean (i) any day on which commercial banks are not authorized or required to close in New York City and, (ii) where such term is used in the definition of "Quarterly Date" in this Section 1.01 if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are also carried out in the London interbank market.

            "CABLEVISION-MASTER L.P." shall have the meaning assigned to such term in the first paragraph of this Agreement.

            "CAPITAL EXPENDITURE" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred) for fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) and any expenses which are capitalized for accounting purposes during such period, after deducting therefrom the proceeds realized by the Company during such period from dispositions of obsolete or worn-out equipment no longer used or useful by the Company in the operation of its cable television systems and insurance proceeds used to replace the same.

            "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital or financing lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

            "CD LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (b) of the definition of "Fixed Base Rate" in this Section 1.01.

            "CERTIFICATES OF MERGER" shall mean the Certificate of Merger of CNY - Phase V into the Company, the Certificate of Merger of CNY - Phase IV into the Company and the Certificate of Merger of CNY - Phase II and CNY - Phase III into the Company, each as filed with the Department of State of the State of New York on June 16, 1993, June 17, 1993, and June 18, 1993, respectively.

            "CHASE" shall mean The Chase Manhattan Bank (National
Association).

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

            "COLLATERAL" shall have the meaning assigned to such term in the Fourth Amended and Restated Security Agreement.

            "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 2.09 hereof.

            "COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Loans pursuant to Section 2.01 hereof or to issue or to participate in Letters of Credit pursuant to Section 2.02 hereof in an aggregate amount at any one time outstanding equal to the amount set forth opposite such Bank's name on the signature pages hereof under the caption Commitment (as the same may be reduced pursuant to Section 2.04 hereof); PROVIDED, that, at any time from and including the Revolving Credit Termination Date to and including June 30, 2000, "Commitment" shall mean the obligation of such Bank to issue Letters of Credit pursuant to Section 2.02 hereof in an aggregate amount at any one time outstanding equal to such Bank's Commitment Percentage of the LC Available Amount.

            "COMMITMENT PERCENTAGE" shall, as at any date of determination thereof, mean, as to any Bank, the percentage equivalent of a fraction: (i) on or before the Revolving Credit Termination Date, the numerator of which is the amount of the Commitment of such Bank and the denominator of which is the aggregate amount of the Commitments of all Banks; and (ii) thereafter, the numerator of which is such Bank's Term Amount plus such Bank's pro-rata share of Letter of Credit Liabilities and the denominator of which is the aggregate amount of all Term Amounts plus the aggregate amount of all Letter of Credit Liabilities.

            "COMPANIES" shall mean collectively the Company, CNY -Phase II, CNY - Phase III, and CNY - Phase IV.

            "COMPANY" shall have the meaning assigned to such term in the first paragraph of this Agreement.

            "COMPLIANCE CERTIFICATE" shall mean a certificate of an officer of the Company, duly completed in substantially the form of Exhibit B hereto, provided pursuant to Section 10.02(b) hereof.

            "CONSTRUCTION STATUS REPORT" shall mean the monthly reports, substantially in the form of Exhibit E hereto, provided by the Company pursuant to Section 10.02(a) hereof.

            "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.09(d) hereof of a Fixed Rate Loan which is a Term Loan as a Fixed Rate Loan of the same type from one Interest Period to the next Interest Period.

            "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.09(d) hereof of Base Rate Loans which are Term Loans into CD Loans or Eurodollar Loans, of CD Loans which are Term Loans into Base Rate Loans or Eurodollar Loans, or of Eurodollar Loans which are Term Loans into Base Rate Loans or CD Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "COVER" with respect to Letter of Credit Liabilities shall have the meaning assigned thereto in the penultimate sentence of Section 2.09(c) hereof.

            "CREDITOR LOANS" shall mean collectively (i) the Loans and (ii) the Overdraft Loans.

            "CREDITORS" shall mean collectively (i) the Banks, (ii) the Overdraft Lender and (iii) any Interest Rate Swap Counterparty.

            "CSC" shall mean Cablevision Systems Corporation, a Delaware corporation.

            "DEBT RATIO" shall, as at any date of determination thereof, mean the ratio of (i) the aggregate amount of Senior Indebtedness as at such date TO (ii) Annualized Operating Cash Flow as at such date. The value of the Debt Ratio shall be recalculated as of the last day of each calendar month and as of each day on which the aggregate principal amount of Senior Indebtedness increases or decreases.

            "DEBT SERVICE" shall mean, for any period, the sum (calculated without duplication) of (i) all regularly scheduled payments of principal of Senior Indebtedness (including without limitation, imputed principal payments on Capital Lease Obligations in accordance with generally accepted accounting principles) made or scheduled to be made, as the case may be, during such period PLUS (ii) all interest in respect of Senior Indebtedness accrued or capitalized or scheduled to be accrued or capitalized, as the case may be, during such period (whether or not actually paid during such period) PLUS
(iii) net amounts payable (or MINUS net amounts receivable) under Interest Rate Swap Agreements accrued during such period (whether or not actually paid (or received) during such period). In any situation where Debt Service is to be determined prospectively for a future period, interest calculated on a fluctuating basis for such future period (including, without limitation, the computation of net losses or net gains under any Interest Rate Swap Agreement) shall be deemed to accrue at a rate equal to the higher of (a) the rate of interest in effect on the day of determination or (b) the weighted average of the rates of interest in effect during the period equal in length to such future period and ending on the day of determination. For the purposes of the definition of Excess Cash Flow, Debt Service shall be computed retrospectively.

            "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

            "DISTRIBUTIVE SHARE" shall have the meaning assigned to such term in subsection 15.10(b)(ii) hereof.

            "DOLAN" shall have the meaning assigned to such term in the second paragraph of this Agreement.

            "DOLLARS" and "$" shall mean lawful money of the United States of America.

            "EFFECTIVE DATE" shall have the meaning assigned to such term in
Section 6.01 hereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" shall mean (i) any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, any corporation or trade or business which is treated as a single employer with the Company under Section 414(m) or (o) of the Code.

            "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of the rates referred to in clause (a) of the definition of "Fixed Base Rate" in this Section 1.01.

            "EVENT OF DEFAULT" shall have the meaning assigned to that term in Section 13 hereof.

            "EXCESS CASH FLOW" shall mean, for any fiscal period of the Company, the excess (if any) of (a) the Operating Cash Flow for such fiscal period OVER (b) the sum of (i) Debt Service for such fiscal period PLUS
(ii) aggregate Capital Expenditures made by the Company during such fiscal period; PROVIDED, that for any fiscal period which encompasses the date of the Second Merger or Third Merger, such computations shall be performed as if the respective Companies had been financially merged in accordance with GAAP for the period prior to and including such date of such Merger. "Excess Cash Flow" shall be zero for any fiscal period of the Company for which there shall be no excess of the amount computed pursuant to clause (a) of the preceding sentence over the amount computed pursuant to clause (b) thereof.

            "EXCESS EQUITY CONTRIBUTIONS" shall mean any contributions to the capital of the Company in cash by the Managing Partner, CSC, a wholly-owned subsidiary of CSC or another Person Reasonably Satisfactory to the Majority Banks in excess of the equity investments required by Section
11.03 hereof.

            "EXISTING BASIC DOCUMENTS" shall mean the Third Amended and Restated Credit Agreement, the Existing Notes, the Third Amended and Restated Security Agreement, and the Partnership Documents referred to in the Third Amended and Restated Credit Agreement.

            "EXISTING LETTERS OF CREDIT" shall have the meaning assigned to such term in the sixth paragraph of this Agreement.

            "EXISTING LOANS" shall have the meaning assigned to such term in the sixth paragraph of this Agreement.

            "EXISTING NOTES" shall mean the Notes outstanding immediately preceding the Effective Date pursuant to the Third Amended and Restated Credit Agreement as set forth on Schedule VII hereto.

            "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

            "FIRST MERGER" shall have the meaning assigned to such term in the seventh paragraph of this Agreement.

            "FIXED BASE RATE" shall mean, with respect to any Fixed Rate
Loan:

                  (a) if such Loan is a Eurodollar Loan, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) notified to the Agent by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two

Business Days prior to the first day of the Interest Period for the Loan as the rate that such Reference Bank offered Dollar deposits to leading banks in the London interbank market, such Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Bank for such Interest Period.

                  (b) if such Loan is a CD Loan, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/20 of 1%) determined by each Reference Bank to be the average of the bid rates quoted to such Reference Bank at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) on the first day of the Interest Period for such Loan by at least two certificate of deposit dealers of recognized national standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank having a term comparable to such Interest Period and in an amount comparable to the principal amount of the CD Loan to be made by such Reference Bank for such Interest Period.

            If either Reference Bank is not participating in any Fixed Rate Loan, the Fixed Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loan. If either Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the other Reference Bank.

            "FIXED RATE" shall mean, for any Fixed Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (a) the Fixed Base Rate for such Loan for the Interest Period for such Loan divided by 1 minus the Reserve Requirement for such Loan for such Interest Period plus (b) if such Loan is a CD Loan, the Assessment Rate for such Interest Period.

            "FIXED RATE LOANS" shall mean CD Loans and Eurodollar Loans.

            "FOURTH AMENDED AND RESTATED SECURITY AGREEMENT" shall mean the Fourth Amended and Restated Security Agreement dated as of the date hereof, among the Company, Cablevision - Master L.P., CSNY, and the Security Agent, in substantially the form of Exhibit D hereto, as the same shall be modified and supplemented and in effect from time to time.

            "FRANCHISES" shall mean, collectively, Franchise I and Franchise
II.

            "FRANCHISE AGREEMENTS" shall mean, collectively, the Franchise I Agreement and the Franchise II Agreement.

            "FRANCHISE I" shall mean the Franchise in respect of the Borough of The Bronx of The City of New York as defined in the Franchise I Agreement, together with any other franchise, license, authorization or right to construct, own, operate, promote, extend and/or otherwise exploit the cable television system described in such Franchise I Agreement, including, without limitation, such Franchise I Agreement.

            "FRANCHISE I AGREEMENT" shall mean the Agreement by and between The City of New York and CSNY and each partnership which own(s) or operate(s) all or any part of the System (as defined therein) in the District (as defined therein), dated July 19, 1983, in respect of a franchise to install and operate cable television services in the Borough of The Bronx of The City of New York, as the same has been amended by amendments dated April 1, 1985, January 24, 1986, March 30, 1987, and September 21, 1987, and by an Agreement dated June 4, 1992, and by a letter agreement dated March 26, 1991, and as the same shall be further amended from time to time.

            "FRANCHISE II" shall mean the Franchise in respect of a portion of the Borough of Brooklyn of The City of New York as defined in the Franchise II Agreement, together with any other franchise, license, authorization or right to construct, own, operate, promote, extend and/or otherwise exploit the cable television system described in the Franchise II Agreement, including, without limitation, such Franchise II Agreement.

            "FRANCHISE II AGREEMENT" shall mean the Franchise Agreement by and between The City of New York and CSNY and each partnership which own(s) or operate(s) all or any part of the System (as defined therein) in the District (as defined therein), dated July 19, 1983, in respect of a franchise to install and operate cable television services in a portion of the Borough of Brooklyn of the City of New York, as the same has been amended by amendments dated April 1, 1985, January 24, 1986, March 30, 1987, September 21, 1987, and by an Agreement dated June 4, 1992, and by a letter agreement dated March 26, 1991 and as the same shall be further amended from time to time.

            "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America.

            "GENERAL PARTNER" shall mean each general partner of the Company, as such general partner may be changed from time to time.

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or entity of any thereof, including, without limitation, the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

            "HLT" shall mean a highly leveraged transaction as determined in a manner consistent with the HLT Rules.

            "HLT BORROWER" shall mean a Person as to which the exposure to such Person shall have been determined, in a manner consistent with the HLT Rules, to be an HLT.

            "HLT EVENT" shall mean a determination by any of (i) the Agent,
(ii) the Majority Banks, or (iii) a Governmental Authority having jurisdiction, that either (a) the Company, or any Person with which the Company shall have been consolidated for the purposes of such determination, shall be an HLT Borrower, or (b) the transactions contemplated by this Agreement shall be an HLT.

            "HLT RULES" shall mean those laws, rules, regulations, interpretations, policy statements, releases, definitions and guidelines to the extent they are in effect from time to time, relating to highly leveraged transactions and issued by a Governmental Authority having jurisdiction.

            "INDEBTEDNESS" shall mean, as to any Person at any time (without duplication), (i) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments including, without limitation, the Overdraft Indebtedness; (ii) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, accounts payable arising in, and accrued expenses incurred in, the ordinary course of business of such Person (other than for borrowed money or to the extent they constitute Senior Indebtedness);
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement (even though the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property); (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (v) all Indebtedness or other obligations of others guaranteed directly or indirectly in any manner (including by way of an agreement to pay or purchase, or to advance or supply funds for, such Indebtedness or in any manner to invest in the debtor or otherwise to assure a creditor against loss) by such Person; (vi) all Capital Lease Obligations; (vii) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (excluding any such instruments required by either Franchise Agreement or entered into in the ordinary course of the Company's business relating to the construction of the Systems); and (viii) all obligations in respect of Interest Rate Swap Agreements; PROVIDED that the amount of any non-recourse Indebtedness included in this definition shall be the lesser of (x) the actual amount of such Indebtedness, and (y) the fair market value of the asset securing such Indebtedness. Notwithstanding the foregoing, obligations incurred pursuant to Section I of Appendix M to either Franchise Agreement and obligations to make Annual Payments shall be excluded from the definition of Indebtedness.

            "INTEREST PERIOD" shall mean:

                  (a) With respect to any CD Loan, the period commencing on the date such CD Loan is made or Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan and ending on the day 30, 60, 90 or 180 days (or, if available at the time of making of such Loans, 270 or 360 days) thereafter, as the Company may select as provided in
Section 2.03.

                  (b) With respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made or Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan and ending on the next Quarterly Date thereafter.

                  (c) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth (or, if available at the time of making of such Loans, the ninth or twelfth) calendar month thereafter, as the relevant Company may select as provided in Section 2.03 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            Notwithstanding the foregoing, (i) if any Interest Period would otherwise commence before and end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date, (ii) no Interest Period may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period for any Fixed Rate Loan shall have a duration of less than one month (in the case of Eurodollar Loans) or 30 days (in the case of CD Loans) and, if the Interest Period for any Fixed Rate Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

            "INTEREST RATE SWAP AGREEMENT" shall mean an interest rate swap, cap, floor or collar agreement or similar arrangement between any Person and a financial institution providing for the exchange of nominal interest rate obligations between such Person and such financial institution either generally or under specific contingencies, as the same shall be modified and supplemented and in effect from time to time.

            "INTEREST RATE SWAP COUNTERPARTY" shall mean any Person which is also a Bank which enters into an Interest Rate Swap Agreement with the Company.

            "INVESTMENT" shall mean, as to any Person:

                  (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

                (ii) the amount of any advance, loan or extension of credit by such Person to any other Person (other than (a) any such advance, loan or extension of credit having a term not exceeding 180 days made by such Person to its trade customers in the ordinary course of its business and (b) advances to employees of such Person in the ordinary course of business for the purpose of defraying travel, relocation and business expenses) and (without duplication) any amount committed to be advanced, loaned or extended by such Person to any other Person.

            "LC AVAILABLE AMOUNT" shall mean the lesser of (a) the Maximum
LC Amount or (b) the sum of (i) the unused amount of the Commitments on the date of determination (and if such date is the Revolving Credit Termination Date, the unused amount of the Commitments immediately preceding the making of the Term Loan) MINUS the Maximum Overdraft Amount PLUS (ii) the aggregate amount of Commitments used for Letters of Credit on the date of determination; and PROVIDED, that, for the purposes of determination of the sum referred to in the foregoing clause (b), if at any time after the Revolving Credit Termination Date to and including June 30, 2000 the Company shall prepay a portion of the Term Loans pursuant to Section 2.09 hereof, the unused amount of the Commitments shall be deemed to be increased by an amount equal to the amount of such prepayment.

            "LEASES" shall mean leases and subleases (other than any leases or subleases the obligation to pay rent or other amounts under which is a Capital Lease Obligation), licenses, easements, grants, pole attachment and conduit or trench agreements and other attachment rights and similar instruments under which the Company has the right to use real or personal property or rights of way, as the same shall be modified and supplemented and in effect from time to time.

            "LETTERS OF CREDIT" shall have the meaning assigned to such term in Section 2.02(a) hereof.

            "LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit (less any cash cover therefor in the Collateral Account) PLUS (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit.

            "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "LIMITED PARTNER" shall mean CSNY.

            "LOANS" shall mean the Revolving Credit Loans and Term Loans provided for by Section 2.01 hereof.

            "MAJORITY BANKS" shall mean Banks having at least 60% of the aggregate amount of the Commitments or, on and after the Revolving Credit Termination Date or if the Commitments hereunder have been terminated pursuant to Section 13 hereof, Banks holding at least 60% of the sum of the principal amount of all outstanding Loans and all Letter of Credit Liabilities.

            "MAJORITY CREDITORS" shall mean: (i) Creditors having at least 60% of the sum of (a) the aggregate amount of the Commitments plus the Maximum Overdraft Amount and (b) the settlement value of the Interest Rate Swap Agreements (provided that the settlement value is not a negative number) as at the time of determination; or (ii) on and after the Revolving Credit Termination Date, Creditors holding at least 60% of the sum of (a) the principal amount of all outstanding Creditor Loans, (b) all Letter of Credit Liabilities and (c) the settlement value of the Interest Rate Swap Agreements (provided that the settlement value is not a negative number) as at the time of determination.

            "MANAGEMENT AGREEMENT" shall mean the Management Agreement dated as of the date hereof, by and between the Company and the Manager, as the same shall be modified and supplemented and in effect from time to time.

            "MANAGEMENT FEES" shall mean, for any period, all amounts payable to the Manager (or its successor or assign) under the Management Agreement and any other fees, salaries and other compensation paid, incurred or assumed by the Company or for which the Company is otherwise directly or indirectly liable, to Persons who are not employees of the Company in respect of services rendered, or as reimbursement for out-of-pocket expenses, corporate overhead or the like incurred, in connection with the management or supervision of the assets or business of the Company.

            "MANAGER" shall mean CSC.

            "MANAGER AGREEMENT" shall mean the letter agreement dated as of the date hereof by the Manager for the benefit of the Banks, as the same shall be modified and supplemented and in effect from time to time.

            "MANAGING PARTNER" shall mean Cablevision-Master L.P. or upon the dissolution or termination of Cablevision-Master L.P. and if CSNY shall be directly wholly-owned by CSC, CSNY.

            "MAXIMUM LC AMOUNT" shall mean $10,000,000.

            "MAXIMUM OVERDRAFT AMOUNT" shall mean $5,000,000.

            "MERGER DOCUMENTS" shall mean: (i) the Agreement and Plan of Merger, dated June 15, 1993, among the Company, CNY -Phase V, Cablevision-Master L.P. and CSNY; (ii) the Agreement and Plan of Merger, dated June 17, 1993, among the Company, CNY - Phase IV, Cablevision-Master L.P. and CSNY; (iii) the Agreement and Plan of Merger, dated June 18, 1993, among the Company, CNY - Phase II, CNY - Phase III, Cablevision-Master L.P. and CSNY;
(iv) each of the Certificates of Merger; (v) the Certificate of Amendment of Certificate of Limited Partnership of the Company, dated July 8, 1992; and
(vi) the pro forma balance sheet of the Company giving effect to the Mergers.

            "MERGERS" shall have the meaning assigned to such term in the seventh paragraph of this Agreement.

            "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "NOTES" shall mean the promissory notes provided for by Section
2.08 hereof.

            "NOTICE OF BORROWING" shall have the meaning assigned to such term in Section 2.03 hereof.

            "OBLIGATIONS" shall mean, collectively, the obligations of the Company hereunder in respect of principal of and interest on the Loans and the Reimbursement Obligations and in respect of fees and other amounts payable by the Company hereunder.

            "OPERATING CASH FLOW" shall mean, for any period, (i) the gross operating revenue of the Company (excluding the amortization of deferred installation income) for such period derived in the ordinary course of its business MINUS (ii) all operating expenses for such period, including, without limitation, technical, programming, sales, selling and general administration expenses and salaries, Management Fees and franchise fees accrued to the City of New York, but excluding depreciation, amortization, interest expense (including, without limitation, any net losses payable under any Interest Rate Swap Agreement), other non-cash charges, Management Fees to the extent unpaid and subordinated to Indebtedness created pursuant to this Agreement on terms Reasonably Satisfactory to the Majority Banks, prior year accrual adjustments and extraordinary items, and taxes based on income or revenue, in each case determined in accordance with generally accepted accounting principles consistently applied; PROVIDED, that for any period which encompasses the date of the Second Merger or Third Merger, such computations shall be performed as if the respective Companies had been financially merged in accordance with GAAP for the period prior to and including such date of such Merger.

            "ORIGINAL CREDIT AGREEMENT" shall have the meaning assigned to such term in the second paragraph of this Agreement.

            "OVERDRAFT FACILITY" shall mean an overdraft facility provided to the Company by the Overdraft Lender under which a maximum aggregate amount of not more than the Maximum Overdraft Amount may be outstanding at any time.

            "OVERDRAFT FACILITY DOCUMENTS" shall mean the Overdraft Facility Note and any other instruments or documents relating to the Overdraft Facility.

            "OVERDRAFT FACILITY NOTE" shall mean: (i) a demand note dated the date hereof issued by the Company in favor of The Bank of New York in an aggregate principal amount not to exceed the Maximum Overdraft Amount, evidencing Overdraft Indebtedness; or (ii) any other demand note or notes issued to any other Overdraft Lender in substitution thereof.

            "OVERDRAFT INDEBTEDNESS" shall mean indebtedness of the Company incurred pursuant to the Overdraft Facility Documents.

            "OVERDRAFT LENDER" shall mean The Bank of New York and/or any other Person which is also a Bank which becomes a holder from time to time of Overdraft Indebtedness.

            "OVERDRAFT LOANS" shall mean loans made to the Company by the Overdraft Lender pursuant to the Overdraft Facility Documents.

            "PARTICIPATION LETTERS OF CREDIT" shall have the meaning assigned to such term in Section 2.02(a) hereof.

            "PARTNER" shall mean the Managing Partner, CSNY, the Limited Partner and each other Person which shall from time to time become a partner in the Company.

            "PARTNERSHIP ACT" shall mean the New York Revised Limited Partnership Act, as amended.

            "PARTNERSHIP AGREEMENT" shall mean the Third Amended and Restated Agreement of Limited Partnership of the Company dated as of June 18, 1993 by and among the Managing Partner, CSNY and the Limited Partner, the Certificates of Merger, the Certificate of Amendment of Certificate of Limited Partnership of the Company and the Certificate of Adoption of Partnership Act of the Company as filed with the Department of State of the State of New York as each such Agreement or Certificate shall (subject to Section 10.14 hereof) be modified and supplemented and in effect from time to time.

            "PARTNERSHIP DOCUMENTS" shall mean the Partnership Agreement and the Management Agreement.

            "PAY SUBSCRIBERS" shall mean for the purposes of Exhibit F hereto, the total number of subscribers (excluding "second outlets", as such term is commonly understood in the cable television industry, and also excluding customers billed on a bulk billing or commercial account basis) who select services in addition to the lowest tier of programming whose accounts are not more than 60 days past due and who have paid at least one month's charges for such services, exclusive of installation charges, and who have not given notice of termination. For purposes of this definition, an account shall be deemed due on the last day of a monthly billing period for which service has been provided to a Subscriber.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "PERMITTED LIENS" shall mean: (i) pledges or deposits by the Company under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company), Franchises, Pole Rental Leases or Leases to which the Company is a party, or deposits to secure public or statutory obligations of the Company or deposits of cash or U.S. Government Bonds to secure surety or appeal bonds to which the Company is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) statutory Liens of landlords and other Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' Liens, or Liens arising out of judgments or awards against the Company with respect to which the Company at the time shall currently be in good faith prosecuting an appeal or proceedings for review (and as to which any foreclosure or other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings (and as to which any foreclosure or other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company or to the ownership of its property which were not incurred in connection with Indebtedness of the Company, which Liens do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business taken as a whole of the Company; (v) Liens in favor of issuers of letters of credit and performance bonds required under either Franchise Agreement or arising in the ordinary course of business related to the construction of the Systems; (vi) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property; (vii) Liens existing on any property prior to the acquisition thereof, or prior to the acquisition of the Person which owns such property, by the Company, in each case where such Lien was not created in contemplation of such acquisition; (viii) Liens contemplated by the Fourth Amended and Restated Security Agreement; and (ix) extensions, renewals, or replacements of any Lien referred to in clauses (i) through (viii) above.

            "PERSON" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

            "PHASE I" shall have the meaning assigned to such term in Appendix N of each of the Franchise I Agreement and the Franchise II Agreement.

            "PHASE II" shall have the meaning assigned to such term in Appendix N of each of the Franchise I Agreement and the Franchise II Agreement.

            "PHASE III" shall have the meaning assigned to such term in Appendix N of each of the Franchise I Agreement and the Franchise II Agreement.

            "PHASE IV" shall have the meaning assigned to such term in Appendix N of each of the Franchise I Agreement and the Franchise II Agreement.

            "PHASE V" shall have the meaning assigned to such term in Appendix N of the Franchise II Agreement.

            "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate which is covered by Title IV of ERISA and under which employees of the Company or an ERISA Affiliate participate, other than a Multiemployer Plan.

            "POLE RENTAL LEASES" shall mean Leases under which the Company has the right to use municipal or utility company telephone or other poles, conduits or trenches for the purpose of supporting or housing cables comprising an element of the cable television system of the Company.

            "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by the Company under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the lesser of (i) 2% above the Base Rate as in effect from time to time plus the Applicable Margin (if any) (PROVIDED that, if such amount in default is principal of a Fixed Rate Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition), and (ii) the maximum rate permitted by applicable law.

            "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

            "PRINCIPAL OFFICE" shall mean the principal office of the Agent and Chase, presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

            "PRINCIPAL PAYMENT DATES" shall mean the dates set forth in the table in Section 3.01 (b) hereof.

            "PROCEEDS" shall mean and include:

                  (i) in the case of any sale or disposition of any of the Collateral, the net proceeds of such sale or disposition, after deducting all costs and expenses of such sale or disposition, including, without limitation, the expenses of taking, preserving, advertising, processing and preparing any part of the Collateral for sale, trustees' fees and commissions, and all court costs and reasonable attorneys' fees in connection therewith, all to the extent actually incurred by the Security Agent; and

                (ii) in any other case, the net proceeds collected, after deducting all costs and expenses of collection of such proceeds to the extent actually incurred by the Security Agent.

            "PURCHASE AGREEMENT" shall mean the Purchase and Reorganization Agreement, dated as of December 20, 1991, as amended as of March 28, 1992 and April 15, 1992 between CSC, NYC LP Corp. and Dolan, as in effect on the date hereof, together with the other documents substantially in the form of the revised exhibits thereto delivered to each Bank on or before July 10, 1992.

            "PURCHASE TRANSACTION" shall mean the transaction referred to in the fifth paragraph of this Agreement, as more fully described in the Purchase Agreement.

            "QUARTERLY DATES" shall mean the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

            "REASONABLY SATISFACTORY" to any Person or Persons shall mean satisfactory to such Person or Persons, as determined by such Person or Persons in good faith and on a reasonable basis.

            "REFERENCE BANKS" shall mean Chase, The First National Bank of Chicago and CIBC Inc. (or their Applicable Lending Office, as the case may be).

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

            "REGULATORY CHANGE" shall mean, with respect to any Bank, any change that shall become effective after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "REIMBURSEMENT OBLIGATIONS" shall mean, as at any date, the obligations of the Company, whether or not then due and payable, in respect of Letters of Credit then outstanding under Section 2.02(b)(iv) hereof to reimburse any Bank (in the case of Syndicated Letters of Credit) or Chase (in the case of Participation Letters of Credit) for the amount paid or to be paid by such Bank or Chase in respect of any drawing under such Letter of Credit.

            "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Fixed Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against (a) in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of CD Loans, non-personal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or CD Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include a Fixed Rate Loan.

            "RESTRICTED COMMITMENT AMOUNT" shall mean: (i) as of any date on or before the Revolving Credit Termination Date, the aggregate amount of Overdraft Loans outstanding under the Overdraft Facility as of such date; PROVIDED, HOWEVER, if (i) the outstanding aggregate principal amount of Loans PLUS (ii) the Letter of Credit Liabilities PLUS (iii) the aggregate principal amount of Overdraft Loans shall, on any date, exceed the aggregate amount of the Commitments, the Restricted Commitment Amount shall mean the Maximum Overdraft Amount for the period from such date through and including the Revolving Credit Termination Date; and (ii) as of any date after the Revolving Credit Termination Date, $0.

            "RESTRICTED PAYMENTS" shall mean partnership distributions (not including Management Fees permitted by Section 10.03(d) hereof) of the Company (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any partnership interest (whether general or limited) in the Company.

            "REVENUES" shall mean, for any period, the aggregate amount of the gross operating revenues of the Company for the period determined in the manner described in clause (i) of the definition of "Operating Cash Flow" in this Section 1.01; PROVIDED, that for any period which encompasses the date of any Merger, such computations shall be performed as if the respective Companies had been financially merged in accordance with GAAP for the period prior to and including such date of such Merger.

            "REVOLVING CREDIT LOANS" shall mean the Loans provided for by
Section 2.01(a) hereof, which may be Base Rate Loans and/or Fixed Rate Loans.

            "REVOLVING CREDIT TERMINATION DATE" shall mean the Quarterly Date falling on or nearest to December 31, 1994.

            "SECOND AMENDED AND RESTATED CREDIT AGREEMENT" shall have the meaning assigned to such term in the fourth paragraph of this Agreement.

            "SECOND MERGER" shall have the meaning assigned to such term in the seventh paragraph of this Agreement.

            "SECURITY AGENT" shall have the meaning assigned to such term in the Fourth Amended and Restated Security Agreement.

            "SENIOR INDEBTEDNESS" shall mean, as at any date, the sum of (i) all Indebtedness (including, without limitation, the Loans and the Letter of Credit Liabilities hereunder and all Capital Lease Obligations and the Overdraft Loans) of the Company other than Subordinated Indebtedness PLUS
(ii) for each date from the date hereof to but excluding January 1, 1995, an amount equal to the excess of the aggregate amount of Trade Payables on such date over $25,000,000, PLUS (iii) for each date on and after January 1, 1995, an amount equal to the excess of the aggregate amount of Trade Payables on such date over $20,000,000; PROVIDED, that the term "Senior
Indebtedness" shall not include (x) obligations referred to in Section I of Appendix M to each of the Franchise Agreements, or (y) deferred or unpaid Management Fees that have been subordinated to the Indebtedness created pursuant to this Agreement on terms Reasonably Satisfactory to the Majority Banks; and PROVIDED, FURTHER, that "Senior Indebtedness" shall not, for the purposes of computations contemplated by Section 10.03(g) hereof and the definition of

Debt Ratio, include obligations in respect of Interest Rate Swap Agreements until and unless such obligations shall be due and payable as a result of the Company causing such agreement to be terminated before the agreed termination date thereof.

            "SENIOR INTEREST EXPENSE" shall, for any period, mean interest on Senior Indebtedness accrued during such period, whether or not paid during such period; PROVIDED, that for any period which encompasses the date of any Merger, such computations shall be performed as if the respective Companies had been financially merged in accordance with GAAP for the period prior to and including such date of such Merger.

            "SMATV" shall mean Satellite Master Antenna Television.

            "SUBORDINATED INDEBTEDNESS" shall mean deferred or unpaid Management Fees, and all unsecured Indebtedness of the Company which in each case shall have been subordinated, upon terms Reasonably Satisfactory to the Banks, to all Loans, Reimbursement Obligations and other amounts payable by the Company hereunder and under the Notes.

            "SUBSCRIPTION REPORT" shall mean the monthly report    in the
form of Exhibit F hereto, provided by the Company pursuant to Section 10.02(a) hereof.

            "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or joint venture of which (i) in the case of a corporation, at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, and
(ii) in the case of any partnership or joint venture, such Person, or a Subsidiary of such Person, is a general partner or joint venturer, or such Person and/or one or more of its Subsidiaries owns a majority of the interests in such partnership or joint venture.

            "SYNDICATED LETTERS OF CREDIT" shall have the meaning assigned to such term in Section 2.02(a) hereof.

            "SYSTEM" shall have the meaning assigned to such term, respectively, in each of the Franchise Agreements.

            "TERM AMOUNT" shall have the meaning assigned to such term in
Section 2.01(b) hereof.

            "TERM LOANS" shall mean the Loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Fixed Rate Loans.

            "THIRD AMENDED AND RESTATED CREDIT AGREEMENT" shall have the meaning assigned to such term in the sixth paragraph of this Agreement.

            "THIRD MERGER" shall have the meaning assigned to such term in the seventh paragraph of this Agreement.

            "TRADE PAYABLES" shall mean, as at any date, accounts payable and accrued expenses of the Company (or, if applicable, the aggregate for the Companies), as set forth on the most recent balance sheet of the Company (or, if applicable, the most recent combined balance sheets of the Companies), relating to services rendered to or goods received by the Company, to the extent (i) the amount thereof is not being disputed in good faith by the Company, or (ii) the amount thereof is not subordinated to the Indebtedness hereunder on terms Reasonably Satisfactory to the Majority Banks; EXCLUDING, HOWEVER, (x) accruals for access fees, franchise fees, copyright fees, property taxes and employee bonuses to the extent payment for any thereof is deferred by agreement or law for a period of three months or more and (y) all amounts accrued for the payment of pension benefits, sales and/or use taxes, claims not yet settled and all payments deferred by agreement and subject to offset by the payee thereof.

            "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary of which all shares, other than directors' qualifying shares, are owned or controlled in the manner referred to in the definition of Subsidiary.

                  1.02  ACCOUNTING TERMS AND DETERMINATIONS.

                  (a) All accounting terms used herein shall (except as otherwise expressly provided herein) be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder after the date hereof. To enable the ready determination of compliance with the covenants set forth in Section 10 hereof, the Company will not change the end of its fiscal year from December 31 or the end of its first three fiscal quarters from March 31, June 30 and September 30. All calculations made for the purposes of determining compliance with the terms of
Section 10.03 hereof shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Banks pursuant to Section 10.01 hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 10.01 hereof, shall mean the financial statements referred to in
Section 7.03 hereof).

                  (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section
10.01 hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.


            Section 2.  COMMITMENTS.

                  2.01  LOANS.

                  (a) REVOLVING CREDIT LOANS. Each Bank severally agrees, on and subject to the terms of this Agreement, to make Loans (each such Loan a "REVOLVING CREDIT LOAN") to the Company during the period from and including the Effective Date to and including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect MINUS such Bank's Commitment Percentage of the Restricted Commitment Amount; PROVIDED, that any Letter of Credit Liability outstanding on such date shall be considered to be a use of a Bank's Commitment to the extent of its pro rata share thereof (and each Bank's obligation hereunder, if any, to make Loans shall be reduced accordingly). Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments (subject to the limitations set forth in the proviso to the immediately preceding sentence). The Revolving Credit Loans may be Base Rate Loans, CD Loans or Eurodollar Loans (each a "TYPE" of Loan). For purposes of this Agreement and the other Basic Documents, the Existing Loans and Existing Letters of Credit shall be deemed to be Revolving Credit Loans and Letters of Credit respectively.

                  (b) TERM LOANS. Each Bank severally agrees, on and subject to the terms of this Agreement, to make a Loan (each such Loan a "TERM LOAN") to the Company on the Revolving Credit Termination Date in an amount up to but not exceeding the lesser of (i) such Bank's Commitment Percentage of the then aggregate amount of the Commitments (immediately preceding the making of such Term Loan) MINUS the sum of the LC Available Amount and the Maximum Overdraft Amount, or (ii) the aggregate unpaid principal amount of such Bank's Revolving Credit Loans outstanding to the Company at the opening of business on the Revolving Credit Termination Date (such aggregate amount being the "TERM AMOUNT" in respect of such Bank for the Company). The initial Term Loan may be a Base Rate Loan, CD Loan or Eurodollar Loan. Thereafter the Company may Convert Term Loans of one type into Term Loans of another type (as provided in Section 2.09 hereof) or Continue Term Loans of one type as Term Loans of the same type.

                  (c) NUMBER OF FIXED RATE LOANS. No more than 6 Fixed Rate Loans may be outstanding from each Bank at any one time.

                  2.02  LETTERS OF CREDIT.

                  (a) LETTER OF CREDIT. Subject to the terms and conditions hereof, that portion of the Commitments not in excess of the LC Available Amount may, in addition to the Loans provided for in Section 2.01 hereof, be utilized, upon the request of the Company pursuant to a notice delivered pursuant to Section 2.02(b)(i) hereof, by the issuance of letters of credit on and after the Effective Date with expiry dates not later than the penultimate Business Day preceding June 30, 2000 (i) by the Banks pursuant to which each Bank shall be severally obligated to pay its Commitment Percentage of any drawing made thereunder (such letters of credit issued by the Banks being hereinafter referred to as the "SYNDICATED LETTERS OF CREDIT"), or
(ii) by Chase, for so long as it is Agent hereunder, the Company shall so request in the notice referred to in Section 2.02(b)(i) and if Chase shall agree that such letter of credit shall be issued by Chase rather than by each of the Banks (such letters of credit issued by Chase being hereinafter referred to as the "PARTICIPATION LETTERS OF CREDIT", and the Syndicated Letters of Credit and Participation Letters of Credit being collectively referred to as the "LETTERS OF CREDIT"). Upon the date of the issuance of a Participation Letter of Credit, Chase shall be deemed, without further action by any party hereto, to have sold to each Bank (other than Chase), and each such Bank shall be deemed, without further action by any party hereto, to have purchased from Chase, a participation to the extent of such Bank's Commitment Percentage in such Participation Letter of Credit and the related Letter of Credit Liabilities.

                  (b) ADDITIONAL PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

                        (i) The Company shall give the Agent at least ten Business Days' (in the case of Syndicated Letters of Credit) or three Business Days' (in the case of Participation Letters of Credit) irrevocable prior notice (effective upon receipt) specifying the date such Letter of Credit is to be issued, whether it is requesting that such Letter of Credit be a Participation Letter of Credit or a Syndicated Letter of Credit, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Agent shall (x) in the case of a request for a Syndicated Letter of Credit, promptly notify each Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of such proposed Syndicated Letter of Credit and, not later than seven Business Days prior to the requested issuance date for such Syndicated Letter of Credit, prepare and send to the Banks and the Company a proposed form of such Syndicated Letter of Credit and (y) in the case of a request for a Participation Letter of Credit, promptly notify the Company whether or not Chase has agreed to issue such Participation Letter of Credit and, if Chase has so agreed, not later than two Business Days prior to the proposed issuance date for such Participation Letter of Credit, prepare and send to the Company a proposed form of such Participation Letter of Credit.

                      (ii) On each day during the period commencing with the issuance by the Banks of any Syndicated Letter of Credit or the issuance by Chase of any Participation Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of Chase and each other Bank shall be deemed to be utilized for all purposes hereof in an amount equal to Chase's and such Bank's Commitment Percentage of the amount then available for drawings under such Syndicated Letter of Credit or Participation Letter of Credit (as the case may be).

                     (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Company and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time Chase shall make a payment to a beneficiary of a Participation Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Participation Letter of Credit, each Bank (other than Chase) will pay to Chase, immediately upon Chase's demand at any time during the period commencing after such payment until reimbursement therefor in full by the Company, an amount equal to such Bank's Commitment Percentage of such payment, together with interest on such amount for each day from the date of Chase's demand for such payment (or, if such demand is made after 11:00 a.m. (New York City time), from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the average Federal Funds Rate for such period. Nothing herein shall be deemed to require any Bank to pay to Chase any amount as reimbursement for any payment made by Chase to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Participation Letter of Credit.

                      (iv)    The Company shall be irrevocably and
unconditionally obligated forthwith to reimburse (x) the Agent for the account of each Bank in the case of Syndicated Letters of Credit, and (y) Chase in the case of Participation Letters of Credit, for any amounts paid by such Bank or Chase (as the case may be) upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. Chase will pay to each Bank (other than Chase), on the first Business Day immediately following the date on which Chase receives amounts paid by the Company with respect to any Participation Letter of Credit, such Bank's Commitment Percentage of all amounts received from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Participation Letter of Credit, but only to the extent such Bank has made payment to Chase in respect of such Participation Letter of Credit pursuant to clause (iii) above. If Chase shall have received such amounts from the Company and shall have failed to make timely payment to any Bank (other than Chase) pursuant to the preceding sentence, Chase shall pay to such Bank interest on the amount owed to such Bank with respect to such amounts received from the Company for each day from and including the Business Day immediately following Chase's receipt of such amounts from the Company, to but excluding the date of payment by Chase of such Bank's Commitment Percentage of such amounts at a rate of interest per annum equal to the average Federal Funds Rate for the days during such period. Nothing herein shall be deemed to require Chase to pay to any Bank any part of the proceeds of disposition (rediscount) by Chase (other than pursuant to the last sentence of Section 2.02(a) hereof) for its own account to any other person of any acceptance created under a Participation Letter of Credit which is acquired (discounted) by Chase prior to maturity thereof.

                        (v) The Company will pay to the Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the daily average amount available for drawings under each Syndicated Letter of Credit and Participation Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a rate per annum equal to the Applicable Margin for Letters of Credit applicable for such day, such fee to be paid in arrears on each Quarterly Date. The Agent will pay to each Bank, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), such Bank's share of such fees.

                      (vi) The issuance by the Banks of each Syndicated Letter of Credit or the issuance by Chase of each Participation Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent (x) that in the case of a Syndicated Letter of Credit, such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to each Bank and the Agent, and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Banks shall have reasonably requested, and (y) that in the case of Participation Letters of Credit, such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to Chase, and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as Chase shall have reasonably requested. The expiry date of each Letter of Credit shall be on or before the penultimate Business Day prior to June 30, 2000; PROVIDED, that no Bank shall have been deemed to have committed, by this Agreement, to issue a Letter of Credit having an expiry date more than one year after the date of issuance thereof. A Bank shall be deemed to have determined that a proposed Syndicated Letter of Credit is satisfactory unless it shall have notified the Agent otherwise (which notice shall be effective upon receipt) on or before the date three Business Days prior to the requested date of issuance of such Syndicated Letter of Credit. If any Bank shall breach its obligation to execute and deliver a Syndicated Letter of Credit hereunder, the other Banks shall be relieved of their obligation to execute and deliver and issue such Syndicated Letter of Credit, PROVIDED that nothing herein shall affect any rights the Company may have against the breaching Bank as a result of such breach.

                  (c) INDEMNIFICATION. The Company hereby indemnifies and agrees to defend and save harmless each Bank and the Agent (which for purposes of this Section 2.02(c) shall include a reference to Chase acting in its individual capacity hereunder as issuer of Participation Letters of Credit) from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which Chase may incur by reason of or in connection with the failure of any Bank to fulfill or comply with its obligations to Chase hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting Bank); PROVIDED that the Company shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Bank or the Agent in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.02(c) is intended to limit the obligations of the Company under any other provision of this Agreement.

                  2.03 BORROWINGS OF LOANS. The Company shall deliver to the Agent (which shall promptly notify the Banks) a written notice of each borrowing hereunder of Loans, of each Conversion of Term Loans of one type into Term Loans of another type and of each Continuation of Term Loans of one type as Term Loans of the same type (each such notice, a "NOTICE OF BORROWING"). In the event that the Company fails to deliver a Notice of Borrowing to the Agent in respect of any Conversion and/or Continuation of any of its Fixed Rate Term Loans or to deliver a Notice of Borrowing for a new Revolving Credit Loan at the end of the Interest Period for a Revolving Credit Loan that is a Fixed Rate Loan, each such Fixed Rate Loan shall be automatically Converted into a Base Rate Loan on the last day of the Interest Period for such Fixed Rate Loan. Each such Notice of Borrowing shall be irrevocable and effective only upon receipt by the Agent, shall specify with respect to the Loans to be borrowed, Converted or Continued (i) the aggregate amount (which shall be at least $500,000 and in larger multiples of $100,000 in the case of Base Rate Loans and $2,000,000 and in larger multiples of $500,000 in the case of Fixed Rate Loans), (ii) the type of Loan and date of the proposed borrowing, Conversion or Continuation (which shall be a Business
Day) and (iii) (in the case of Fixed Rate Loans) the duration of the Interest Period therefor and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing, Conversion or Continuation specified below opposite the type of such Loans:

                  TYPE                 NUMBER OF BUSINESS DAYS
                  ----                 -----------------------
            Borrowing of or
            Conversions into,
            Base Rate Loans                      same day

            Borrowing of,
            Conversions into,
            Continuations as, or
            duration of Interest
            Period for, CD Loans                      2

                  TYPE                 NUMBER OF BUSINESS DAYS
                  ----                 -----------------------
            Borrowing of,
            Conversions into,
            Continuations as, or
            duration of Interest
            Period for, Eurodollar
            Loans                                     3

Not later than 12:00 p.m. New York time in the case of Base Rate Loans and Fixed Rate Loans on the date specified for each Loan borrowing hereunder, each Bank shall make available the amount of the Loan to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company, as shall have been specified in the Notice of Borrowing in respect of such Loans. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by (i) depositing the same, in immediately available funds, in an account of the Company, maintained with Chase at the Principal Office designated by the Company, or (ii) by wire transfer of the same, in immediately available funds, to an account designated by the Company in its Notice of Borrowing; PROVIDED that the proceeds of the initial Revolving Credit Loans made to the Company shall be applied by the Agent to refinance the principal and interest of, and premium, if any on, the revolving credit loans outstanding under the Third Amended and Restated Credit Agreement on such date.

                  2.04  CHANGES OF COMMITMENTS.

                  (a) Subject to Sections 2.09 and 5.05 hereof, the Company shall have the right to terminate or reduce the Commitments without premium or penalty at any time or from time to time upon not less than 2 Business Days' prior notice to the Agent (which shall promptly notify the Banks) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be at least
$500,000 and in larger multiples of $100,000) and shall be irrevocable and effective only upon receipt by the Agent.

                  (b) The Commitments once terminated or reduced may not be reinstated.

                  2.05  FEES.

                  (a) The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment (and for purposes of such calculation, Chase's and each other Bank's Commitment Percentage of all Letter of Credit Liabilities hereunder in respect of

Syndicated Letters of Credit and Participation Letters of Credit shall be considered as a utilization of Chase's and such other Bank's Commitment) for the period from and including the Effective Date to and including the earlier of the date such Commitment is terminated or the Revolving Credit Termination Date, at a rate per annum equal to 3/8 of 1%. Accrued commitment fees shall be payable in arrears (i) on the Effective Date of this Agreement, (ii) on each subsequent Quarterly Date, and (iii) on the date the Commitments are terminated. Accrued commitment fees payable on the Effective Date shall include (without duplication) commitment fees due and owing under the Third Amended and Restated Credit Agreement.

                  (b) The Company shall pay to the Agent, for the ratable account of the Banks, a non-refundable facility fee in an amount equal to 1/4 of 1% of each Bank's Commitment which shall be paid upon the execution of this Agreement.

                  2.06 LENDING OFFICES. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

                  2.07 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes shall be a separate and independent debt to such Bank to the extent of the amount owed to such Bank and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                  2.08  NOTES.

                  (a) The Loans made by each Bank to the Company shall be evidenced by a promissory note of the Company in substantially the form of Exhibit A hereto, dated as of the date of this Agreement, payable to such Bank in a principal amount equal to the amount of its Commitment in effect on the date hereof and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books or otherwise in accordance with its usual practice and, prior to any transfer of its Note, endorsed by such Bank on the schedule attached to such Note or any continuation thereof. The failure of any Bank to make a notation on the schedule of its Note as aforesaid shall not limit or otherwise affect the obligations of the Company to repay the

Loans in accordance with their respective terms as set forth herein.

                  (b) No Note may be subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 15.06(b) hereof.

                  (c) SUBSTITUTION OF NOTES. Upon satisfaction of the conditions set forth in Section 6 hereof, (i) the Existing Notes shall be deemed to have been replaced by the Notes delivered pursuant to Section 2.08(a) hereof and such Existing Notes shall be of no further force and effect and (ii) each Bank shall mark each Existing Note "Replaced by Substitution of New Note" and return such Existing Notes to the Company.

                  2.09  Prepayments, Cover and Conversion
                        OR CONTINUATION OF TERM LOANS.

                  (a) Subject to the provisions of Section 5.05 hereof, the Company may prepay Base Rate Loans on any Business Day if prior notice is given to the Agent before 11:00 a.m. New York time on such day (and if such notice is received by the Agent after 11:00 a.m. New York time, on the next succeeding Business Day), CD Loans upon not less than 2 Business Days' prior notice to the Agent, and Eurodollar Loans upon not less than 3 Business Days' prior notice to the Agent (the Agent shall promptly notify the Banks in each case of such notice), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $500,000 and in larger multiples of $100,000 in the case of Base Rate Loans and shall be at least $500,000 and in larger multiples of $500,000 in the case of Fixed Rate Loans) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. This Section 2.09(a) shall not affect the Company's obligation to prepay Loans pursuant to paragraph (b) or (c) of this Section 2.09 or Section 13 hereof.

                  (b) If on any date on or prior to the Revolving Credit Termination Date, the sum of (i) the outstanding aggregate principal amount of the Loans PLUS (ii) the Letter of Credit Liabilities PLUS (iii) the aggregate principal amount of Overdraft Loans shall exceed the aggregate amount of the Commitments as then in effect, the Company shall pay or prepay the Loans (and, to the extent such prepayment is insufficient, provide cover for Letter of Credit Liabilities as provided in Section 2.09(c) hereof) on such date in an aggregate amount equal to such excess, together with interest accrued on the Loans paid or prepaid to the date of such payment or prepayment, PLUS any amounts payable pursuant to Section 5.05 hereof in connection therewith.

                  (c) If, as at the end of any fiscal year of the Company ending after the Revolving Credit Termination Date (i) the sum of the Excess Cash Flow of the Company for such fiscal year of the Company and for each prior fiscal year of the Company (if any) ending after the Revolving Credit Termination Date (computed on an annual basis for each such year) exceeds (ii) $500,000, the Company shall, on a date not later than 90 days after the end of such fiscal year, pay or prepay the Term Loans (or provide cover for Letter of Credit Liabilities as provided below in this Section 2.09(c)) in an aggregate amount equal to (x) 50% of such excess MINUS (y) the aggregate amount of any payments or prepayments or cover previously made or provided by the Company pursuant to this Section 2.09(c), together with interest accrued on such amount to the date of such payment or prepayment; PROVIDED, that the Company shall not be required to pay or prepay any Fixed Rate Loan in respect of which the Interest Period commenced prior to the end of such fiscal year until the last day of such Interest Period; and PROVIDED, FURTHER, that, in the event that such required payment or prepayment is not made by the 90th day after the end of such fiscal year by reason of the immediately preceding proviso, the amount of such required payment or prepayment not so made, together with interest thereon to the last day of such Interest Period, shall be invested in certificates of deposit maturing on the last day of such Interest Period, which certificates of deposit shall be held by the Agent for the ratable benefit of the Banks as collateral for, and shall be applied to, the payment obligation of the Company falling due on the last day of such Interest Period (other than interest distributed in respect of such certificate of deposit, which interest shall be payable by the Agent to the Company upon receipt so long as no Default shall have occurred and be continuing).

                  In the event that the Company shall be required pursuant to
Section 2.09(b) or this Section 2.09(c) to pay or prepay Loans or provide cover for Letter of Credit Liabilities, the Company shall first pay or prepay the principal of such Loans (applied in the inverse order of maturities) and then, following payment in full of the Loans, provide cover for Letter of Credit Liabilities. Cover for Letter of Credit Liabilities shall be effected by paying to the Agent in immediately available funds, an amount equal to the aggregate amount of the Letter of Credit Liabilities ("cover"), to be held by the Agent for the benefit of the Banks in a cash collateral account entitled "Cablevision of NYC L.P. Cash Collateral Account" (the "COLLATERAL ACCOUNT") maintained at the Principal Office as collateral for the prompt payment and performance when due of the Reimbursement Obligations, which amount shall be retained by the Agent in the Collateral Account until such time as the Letters of Credit shall have been terminated, and all of the Letter of Credit Liabilities paid in full. All prepayments made pursuant to this Section 2.09(c) shall be applied pro rata to the Notes.

                  (d) Subject to the provisions of Section 2.03 hereof, the Company shall have the right to convert Term Loans of one type into Term Loans of another type (each such conversion, a "CONVERSION") or continue Term
Loans of one type as Term Loans of the same type (each such continuation, a "CONTINUATION"), at any time or from time to time, PROVIDED that (i) the Company shall deliver to the Agent a Notice of Borrowing with respect to each such Conversion or Continuation as provided in Section 2.03 hereof, (ii) Fixed Rate Loans may be Converted only on the last day of an Interest Period for such Loans; PROVIDED, HOWEVER, that if an Event of Default shall have occurred and be continuing each Loan shall be, at the end of the Interest Period thereof, Converted into a Base Rate Loan.

                  2.10 FAILURE BY A BANK TO FUND. Notwithstanding anything in this Agreement to the contrary, if, at a time when the relevant conditions precedent set forth in Section 6 hereof are satisfied in the opinion of the Majority Banks, any Bank shall fail to fulfill its obligations to make any Loan or to pay or purchase its Commitment Percentage in any Letter of Credit, then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, computed without consideration of such Bank, shall otherwise consent in writing) be deemed for all purposes relating to voting in respect of consents, amendments and waivers under this Agreement to have no Commitment, shall not be counted when performing the computation of Majority Banks, and shall have no rights under Section 15.04 of this Agreement; PROVIDED, HOWEVER, that any action taken by the other Banks with respect to the matters referred to in the first proviso in Section 15.04 hereof shall not be effective as against such Bank.


            Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

                  3.01  REPAYMENT OF LOANS.

                  (a) The Company shall pay to the Agent for the account of each Bank the principal of each Revolving Credit Loan made by such Bank, and each Revolving Credit Loan shall mature, on the last day of the Interest Period therefor.

                  (b) The Company shall pay to the Agent for account of each Bank the aggregate principal of such Bank's Term Amount in 22 consecutive quarterly installments payable on the Principal Payment Dates, each such installment to be in an amount equal to the respective percentages of such Term Amount set forth opposite the relevant Principal Payment Date in the table below (or such lesser amount as shall be necessary, after giving effect to any prepayment of Term Loans pursuant to Section 2.09 or 13 hereof, to cause the aggregate principal amount of all Term Loans outstanding to be zero) and with respect to the final installment, the amount referred to below:


PRINCIPAL PAYMENT DATE:                   PERCENTAGE OF ORIGINAL PRIN-
     QUARTERLY DATE                       CIPAL OF TERM LOANS PAYABLE ON
FALLING ON OR NEAREST TO                  SUCH PRINCIPAL PAYMENT DATE
- ------------------------                  ------------------------------
March 31, 1995                                        0.50%
June 30, 1995                                         0.50%
September 30, 1995                                    0.50%
December 31, 1995                                     0.50%
March 31, 1996                                        3.50%
June 30, 1996                                         3.50%
September 30, 1996                                    3.50%
December 31, 1996                                     3.50%
March 31, 1997                                        4.75%
June 30, 1997                                         4.75%
September 30, 1997                                    4.75%
December 31, 1997                                     4.75%
March 31, 1998                                        6.25%
June 30, 1998                                         6.25%
September 30, 1998                                    6.25%
December 31, 1998                                     6.25%
March 31, 1999                                        7.00%
June 30, 1999                                         7.00%
September 30, 1999                                    7.00%
December 31, 1999                                     7.00%
March 31, 2000                                        6.00%


a final installment payable on the Business Day falling on or immediately preceding June 30, 2000 in an amount equal to the sum of (i) the aggregate outstanding principal amount of such Bank's Term Loans PLUS (ii) all Reimbursement Obligations in respect of such Bank and the Company.

Once repaid, Term Loans may not be reborrowed.

                  3.02 INTEREST. The Company shall pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                   (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin for such type of Loan; and

                   (b) if such Loan is a Fixed Rate Loan, the Fixed Rate for such Loan for the Interest Period therefor plus the Applicable Margin for Loans of the relevant type.

Notwithstanding the foregoing, the Company shall pay to the Agent for account of each Bank interest at the applicable Post-Default

Rate on any principal of any Loan made by such Bank, on any Reimbursement Obligation, and (to the fullest extent permitted by law) on any other amount payable by the Company hereunder or under the Note held by such Bank to or for account of such Bank, which shall not have been paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same shall have been paid in full. Accrued interest on each Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a CD Loan) or three months (in the case of a Eurodollar Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, EXCEPT that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Fixed Rate Loan that is converted into a Base Rate Loan (pursuant to Section 5.04 hereof) shall be payable on the date of conversion (but only to the extent so converted). Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Banks to which such interest is payable and the Company thereof.


            Section 4.  Payments; Pro Rata Treatment;
                          COMPUTATIONS; ETC.

                  4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent at the Principal Office, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company). The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it or the Banks may determine to be appropriate, subject to Section 4.02 hereof). Each payment received by the Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding

Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein, (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks and each payment of (i) commitment fee under
Section 2.05(a) hereof, (ii) facility fee under Section 2.05(b) hereof and
(iii) letter of credit fee under Section 2.02(b)(v) hereof shall be made for account of the Banks pro rata according to the amounts of their respective Commitments or unused Commitments, as appropriate, and each termination or reduction of the amount of the Commitments under Section 2.04 or 2.09 hereof shall be applied to the Commitments of the Banks pro rata according to the amounts of their Commitments; (b) each payment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Banks;
PROVIDED, that if at the time of, and before giving effect to, such payment the outstanding amounts of the Loans of the Banks shall not be pro rata in accordance with their respective Commitments, such payment shall be applied to cause, as nearly as is practicable, the outstanding Loans of the Banks after giving effect to such payment to be pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on Loans due and payable to the respective Banks; (d) each Syndicated Letter of Credit will be issued by the Banks severally and ratably among the Banks in accordance with their respective Commitment Percentages;
(e) the Banks (other than Chase) shall purchase from Chase participations in the Participation Letters of Credit to the extent of their respective Commitment Percentages; and (f) each reduction of the Commitments shall be applied to the Commitments of the Banks PRO RATA according to each Bank's respective Commitment.

                  4.03 COMPUTATIONS. Interest on Fixed Rate Loans and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.04 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or the Company prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan to be made by it hereunder (or the proceeds of a drawing to be paid by such Bank under any Syndicated Letter of Credit or the payment of any amount by such Bank to reimburse Chase for a drawing under any Participation

Letter of Credit), or the Company is scheduled to make a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Company (as the case may be) have not in fact made the Required Payment to the Agent, the recipient(s) of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the Company and, if the Company fails to pay the amount thereof to the Agent forthwith upon demand, the Banks ratably in proportion to their respective Commitment Percentages) shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

                  4.05 SHARING OF PAYMENTS, ETC. The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, any Reimbursement Obligation, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, PROVIDED that such Bank's failure to give such notice shall not affect the validity thereof. If any Bank shall obtain payment of any principal of or interest on any Loan made by it to the Company under this Agreement, or on any Reimbursement Obligation or other amounts then due to such Bank hereunder, through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Company to such Bank in respect of Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made, or the Reimbursement Obligations or other obligations held, by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans, or the Reimbursement Obligations or other obligations, held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) or the Reimbursement Obligations or other obligations hereunder may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans, or Reimbursement Obligations or other obligations, in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.


            Section 5.  YIELD PROTECTION AND ILLEGALITY.

                  5.01  ADDITIONAL COSTS.

                  (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                        (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than withholding taxes imposed by the United States of America or taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank is incorporated, has its principal office or such Applicable Lending Office); or

                      (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including the Commitment of such Bank hereunder); or

                     (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or Continue Loans of, or to Convert Base Rate Loans into, the type of Loan with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

                  (b)  Without limiting the effect of the provisions of
Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans or CD Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or CD Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Loans of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

                  (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, following any Regulatory Change, of capital in respect of its Commitment or Loans or the Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request).

                  (d) If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than withholding taxes imposed by the United States of America or taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank is incorporated, has its principal office or such Applicable Lending Office), reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations therein, and the result shall be to increase the cost to any Bank of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank, the Company agrees to pay to such Bank, from time to time as specified by such Bank, such additional amounts as shall be sufficient to compensate such Bank for such increased costs or reductions in amount.

                  (e) Each Bank will notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under this Section 5.01 as promptly as practicable after it determines to request such compensation; PROVIDED that the Company shall not be obligated to compensate any Bank under this Section 5.01 for any such costs incurred more than six months prior to the date the respective Bank requests the Company for such compensation, except for periods preceding such date but which are after the date such Bank notified the Company of the possibility that such costs might be incurred; and PROVIDED, FURTHER, that each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) or (d) hereof, on its costs or rate of return of maintaining Letters of Credit, Loans or its obligation to make Loans or to issue or participate in Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis. Notwithstanding anything in this

Agreement to the contrary, no Bank shall be entitled to compensation for any increase in costs to the Bank that is already included in the determination of the Fixed Rate by reason of clause (a) or (b) of the definition thereof.

                  (f) If any Bank shall (i) request payment of any amount pursuant to subsection (ii) of Section 5.01(a) hereof or pursuant to Section 5.01(c) or (d) hereof or (ii) give notice to the Company pursuant to Section 5.01(b) hereof, the Company may (x) so long as no Default shall have occurred and be continuing, prepay the outstanding Loans of such Bank (a "REMOVED BANK") and terminate such Bank's Commitment, and (y) at its option replace the Removed Bank with a new bank Reasonably Satisfactory to the Majority Banks (computed without considering the Removed Bank or the new Bank or their respective Commitments) and the Agent, such new Bank to have a Commitment equal to the Commitment of the Removed Bank immediately preceding its removal.

                  5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

                  (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any type of Fixed Rate Loans as provided herein; or

                  (b) the Majority Banks determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for either Eurodollar Loans or CD Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Banks of making or maintaining such type of Fixed Rate Loans;

then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make or to Continue Fixed Rate Loans of such type or to Convert Loans of any other type into Loans of such type and the Company shall, on the last day(s) of the then current Interest Period(s) for such outstanding Fixed Rate Loans, either prepay such Fixed Rate Loans or convert them into Base Rate Loans.

                  5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make or Continue or Convert Base Rate Loans or CD Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans or Convert Base Rate Loans or CD Loans into Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                  5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01 AND 5.03.
If the obligation of any Bank to make, Continue or Convert Loans of any type into either type of Fixed Rate Loans shall be suspended pursuant to Section
5.01 or 5.03 hereof (Loans of such type being herein called "AFFECTED LOANS" and such type being herein called the "AFFECTED TYPE"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to such Bank's Base Rate Loans; and

                  (b) all Loans which would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Loans of the Affected Type shall be Converted instead (or shall remain as) Base Rate Loans.

If such Bank gives notice to the Company (with a copy to the Agent) that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Loans of another type shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

                  5.05 COMPENSATION. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient

(in the reasonable opinion of such Bank) to compensate it for any net loss, cost or expense which such Bank reasonably determines is attributable to:

                  (a) any payment, prepayment or Conversion (other than a Conversion pursuant to Section 5.04 hereof or a repayment of a "Required Payment" by the Company pursuant to Section 4.04 hereof) of a Fixed Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 13 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan from such Bank on the date for such borrowing specified in the relevant Notice of Borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, Conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein OVER
(ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) or the United States secondary certificate of deposit market (if such Loan is a CD Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank). Each Bank will furnish to the Company a certificate setting forth the amount of such net loss, cost or expense (and in reasonable detail the manner of computation thereof) as determined by such Bank, which certificate shall be conclusive absent manifest error.


            Section 6.  CONDITIONS PRECEDENT.

                  6.01 CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective (the date thereof, the "EFFECTIVE DATE") when, and only when, it has been executed and delivered by each of the parties hereto and the Agent and the Banks shall have received the following, each of which shall be satisfactory to the Agent in form and substance:

                  (a) certified copies of (i) the charter and by-laws of CSNY and of the Certificate of Limited Partnership and

Partnership Agreement of the Company and the Managing Partner and (ii) the resolutions of the Board of Directors of CSNY (acting in both its individual capacity and as a general partner of the Company) adopted in respect of the transactions contemplated hereby and approving each of the Basic Documents to which CSNY or the Company is a party, including, without limitation, this Agreement and the Notes and borrowings by the Company hereunder;

                  (b) a certificate of each General Partner of the Company certifying as to the names, offices and signatures of each Person (i) who is authorized to sign this Agreement or the Notes on its behalf and (ii) who will, until replaced by another Person or Persons duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Agent and each Bank may conclusively rely on such certificate until they receive notice in writing from the Company to the contrary;

                  (c) a certificate of a senior officer of CSNY duly authorized to act on behalf of the Company to the effects set forth in the first sentence of Section 6.02 and the matters referred to therein shall be true and correct on and as of the Effective Date as if made on and as of such date;

                  (d) certified copies of the Merger Documents and Amendment No. 1, together with satisfactory evidence of their due authorization, execution, and delivery (including legal opinions as to the consummation of the Mergers);

                  (e) certified copy of the Management Agreement, duly authorized, executed and delivered, which Agreement shall be in full force and effect;

                  (f) the Manager Agreement, duly authorized, executed and delivered, which Agreement shall be in full force and effect;

                  (g) the Fourth Amended and Restated Security Agreement, duly authorized, executed and delivered, which Agreement shall be in full force and effect;

                  (h)   the Notes, duly completed and executed;

                  (i) a certificate of CSNY to the effect that (i) the Company is immediately prior to the Effective Date, in compliance, except as set forth on Schedule IV hereto, in all material respects with all the terms and conditions of each Franchise Agreement, (ii) each of the Franchise Agreements is in full force and effect and (iii) immediately prior to the Effective Date each of the Existing Basic Documents is in full force and effect and there has occurred no event or circumstance which is continuing that constitutes a default under any thereof;

                  (j) the budgets and plans of work for the Company for the construction, operation and maintenance of each of Phase I, Phase II, Phase III and Phase IV in accordance with the Franchise Agreements and Phase V in accordance with the Franchise II Agreement;

                  (k) (x) UCC-3 amendments as listed on Schedule VIII hereto and (y) copies of UCC filing searches against each of CSNY and the Company, CNY - Phase II, CNY - Phase III, CNY - Phase IV, as debtor conducted in each jurisdiction described above, and in such other jurisdictions as any Bank may request demonstrating as at a recent date the existence of no financing statements (except to the extent such financing statements have been released or have been filed in connection with the Indebtedness listed on
Schedule II hereto) against any such Person other than those filed in connection with the Original Credit Agreement, the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement or the Third Amended and Restated Credit Agreement;

                  (l) copies of each material approval or consent of or filing or registration with, any state or Federal commission or other Federal, state or local regulatory authority, which is required in connection with the execution, delivery or performance by the Managing Partner, CSNY or the Company of the Merger Documents or any of the Basic Documents to which such Person is a party and the transactions contemplated hereby and thereby, other than those filings or approvals referred to on Schedule III hereto;

                  (m) an opinion of Robert S. Lemle, Esq., general counsel of CSNY, substantially in the form of Exhibit I-1 hereto;

                  (n) an opinion of Debevoise & Plimpton, special counsel to CSNY, substantially in the form of Exhibit I-2 hereto;

                  (o) an opinion of Robert S. Lemle, Esq., general counsel of the Manager, substantially in the form of Exhibit J hereto;

                  (p) an opinion of Debevoise & Plimpton, special counsel to Cablevision-Master L.P., substantially in the form of Exhibit K hereto;

                  (q) an opinion of Robert S. Lemle, Esq., general counsel of the Company, substantially in the form of Exhibit G-1 hereto;

                  (r) an opinion of Debevoise & Plimpton, special counsel to the Company, substantially in the form of Exhibit G-2 hereto;

                  (s) an opinion of Piper & Marbury, special FCC counsel to the Company and CSNY, substantially in the form of Exhibit H hereto;

                  (t) an opinion of Winston & Strawn, special New York counsel to the Banks, substantially in the form of Exhibit L hereto;

                  (u)   a letter from the Company as to its business;
                  (v) certificates of insurance updating all insurance policies in respect of property and casualty insurance maintained by the Company, together with endorsements naming the Agent as loss payee thereunder;

                  (w)   payment to Agent of the fees referred to in Section
2.05 hereof and all fees due under the Third Amended and Restated Credit Agreement including, without limitation, amounts due if any, to the Agent and the Banks under Section 5.05 of the Third Amended and Restated Credit Agreement; and

                  (x)   certified copy of the Overdraft Facility Documents;
and

                  (y) such other documents as the Agent or any Bank or special New York counsel to the Banks may reasonably request.

                  6.02 INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT TO THE COMPANY. The obligation of each Bank to make any Loan to the Company or to issue any Letter of Credit for the account of the Company (including such Bank's initial Loan or Letter of Credit to or for the account of the Company) upon the occasion of each borrowing or issuance is subject to the further conditions precedent that, as of the date of such Loan or such issuance and after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Company in
Section 7 hereof, by the Managing Partner in Section 8 hereof, by the Manager in the Manager Agreement, and by CSNY in Section 9 hereof (other than, if such borrowing or issuance will not increase the outstanding aggregate amount of the Loans and Letter of Credit Liabilities, Sections 7.04 and 9.07 hereof, and the second to last sentence of Section 7.03 hereof) shall be true in all material respects (or the Majority Banks shall have agreed in writing to such effect) on and as of the date of the making of such Loan or issuance of such Letter of Credit with the same force and effect as if made on and as of such date; (c) after giving effect to such borrowing or issuance: (i) the Debt Ratio shall not exceed the limitations set forth in subsection 10.03(c) hereof, (ii) such borrowing shall not cause the ratio of Annualized Operating Cash Flow to Debt Service to be less than the relevant ratio set forth in subsection 10.03(b) hereof, and (iii) the Company shall not be required to pay or prepay Loans pursuant to Section 2.09 hereof

(or provide cover for Letter of Credit Liabilities), and the Agent shall have received certificates of officers of the Company to such effect setting forth computations (x) of the Debt Ratio and the computations referred to in subsection 10.03(b) hereof and (y) necessary to demonstrate that no such payment or prepayment or cover is required; and (d) the Company shall have delivered a Compliance Certificate and a Notice of Borrowing. Each Notice of Borrowing by the Company hereunder or request for issuance of a Letter of Credit shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, as of the date of such borrowing or issuance).


            Section 7.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Banks, as of the Effective Date and each subsequent date upon which any such representation or warranty shall be (or be deemed to be) remade pursuant to this Agreement, that:

                  7.01 PARTNERSHIP EXISTENCE. The Company is a limited partnership duly organized and validly existing under the laws of the State of New York whose sole general partners on the date hereof are the Managing Partner and CSNY and whose sole limited partner on the date hereof is the Limited Partner; (b) has all requisite power, and except as set forth on
Schedule III hereto (each of which is expected to be obtained in the ordinary course of business) has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, financial condition or operations.

                  7.02 SUBSIDIARIES. As of the Effective Date and the making of the initial Loans, or the issuance of the initial Letter of Credit, whichever is earlier, hereunder, the Company does not have any Subsidiaries.

                  7.03 FINANCIAL CONDITION. The audited combined balance sheet of the Company, CNY - Phase II, CNY - Phase III, and CNY - Phase IV as at December 31, 1992 and the related statements of income, retained earnings and changes in financial position of the Company, CNY - Phase II, CNY - Phase III, and CNY - Phase IV on a combined basis for the twelve-month period ended on said date and the unaudited combined balance sheet of the Company, CNY - Phase II, CNY - Phase III, and CNY - Phase IV as at March 31, 1993, heretofore furnished to each of the Banks, are complete and correctly and fairly present in all material respects the combined financial condition of the Company, CNY - Phase II, CNY
- - Phase III, and CNY - Phase IV as at said dates and the results of operations for the twelve-month period ended on December 31, 1992, all in accordance with GAAP. None of the Company, CNY - Phase II, CNY - Phase III or CNY - Phase IV had on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet, including the notes thereto, as at said date except for the obligations referred to in Section I of Appendix M to each Franchise Agreement. Since March 31, 1993, there has been no material adverse change in the financial condition or operations, or the business, of the Company, CNY - Phase II, CNY - Phase III and CNY - Phase IV prior to the
Mergers from that set forth in said financial statements as at said date.
After giving effect to the Mergers, the March 31, 1993 combined financial statements of the Company, CNY - Phase II, CNY - Phase III and CNY - Phase IV correctly and fairly present in all material respects the financial condition, operation and business of the Company.

                  7.04 LITIGATION. Except as set forth in Schedule I hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened in writing against the Company (or its predecessors in interest) or any General Partner which are reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition, operations or business of the Company or its ability to perform its obligations hereunder, under either Franchise or under any other Basic Document. Neither the Company nor any General Partner is in default under or in violation of or with respect to any law, rule, regulation, order, writ, injunction or decree of any court, arbitrator, governmental commission, bureau or other regulatory authority, which default or violation, individually or in the aggregate, is reasonably likely to have a material adverse effect on the financial condition, operations or business of the Company, or the ability of it to perform its obligations hereunder, under either Franchise or under any other Basic Document.

                  7.05 LANDLORDS' CONSENTS, ETC. None of the respective landlords under the Leases referred to on Schedule VI hereto or the owners of the premises referred to in such Leases has any title to or ownership interest in any personal property, equipment, office furniture or trade fixtures (including, without limitation, the towers located on the premises referred to in Leases number 1 and 2 on such Schedule VI) of the Company on the premises referred to in such Leases, and no consent of any such landlord is required in connection with the removal of any such personal property, equipment, office furniture or trade fixture. The headends in respect of Franchise I and Franchise II are located, respectively, on the premises referred to in Leases number 1 and 2 on
Schedule VI hereto.

                  7.06 LIENS. The Company has good title to its properties and assets free and clear of all Liens except Permitted Liens.

                  7.07 NO BREACH. None of the execution and delivery of any of the Merger Documents and the Basic Documents to which the Company is a party, the consummation of the transactions herein or therein contemplated, or compliance with the terms and provisions hereof or thereof, will cause a violation of, or require any consent (other than those consents and filings delivered pursuant to Section 6.01(l) hereof or set forth on Schedule III hereto) under, the Partnership Agreement, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (other than Liens in favor of the Banks or the Agent) upon any of the properties, revenues or assets of the Company pursuant to the terms of any such agreement or instrument in any manner that would have a material adverse effect on the Company or its ability to perform any of its obligations hereunder or under the Merger Documents or any other Basic Document.

                  7.08 NO DEFAULT. Except as set forth on Schedule IV hereto, the Company is not in default in the payment or performance or observance of any contract, agreement or other instrument (including, without limitation, the Merger Documents and the Existing Basic Documents) to which it is a party or by which it or its properties or assets may be bound, which individually or together with all other such defaults would have a material adverse effect on the financial condition, operations or business of the Company or materially impair the Company's ability to pay the Notes or perform or observe the provisions of the Merger Documents or the Basic Documents to which it is a party. There has not occurred any event or circumstance which is continuing that constitutes, or with the giving of notice or the passage of time or both would constitute, a default under the Merger Documents or any Basic Document to which the Company is a party.

                  7.09 PARTNERSHIP ACTION. The Company has all necessary power and authority to execute, deliver and perform its obligations, as applicable, under the Merger Documents and the Basic Documents to which it is a party; and the execution, delivery and performance by the Company of each such Basic Document and the Merger Documents have been duly authorized by all necessary partnership action on its part; and each of this Agreement, the Fourth Amended and Restated Security Agreement, the Management Agreement and the Merger Documents, has been duly and validly executed and delivered by the Company, and constitutes, and each of the Notes when executed and delivered will constitute, the Company's legal, valid and binding agreement, enforceable in accordance with its terms.

                  7.10 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of the Merger Documents and the Basic Documents to which it is a party, or for the validity or enforceability thereof except (i) those filings delivered pursuant to Section 6.01 of the Original Credit Agreement, the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement, and the Third Amended and Restated Credit Agreement or (ii) those authorizations, approvals, consents, filings or registrations delivered pursuant to Section 6.01(l) hereof or referred to in Section 6.01(k) hereof or set forth on Schedule III hereto. Each authorization, approval, consent, filing or registration referred to as delivered pursuant to Section 6.01(l) hereof has been duly obtained or made, is in full force and effect and, to the best of the Company's knowledge, there is no statutory appeal process for any thereof. No authorization, approval, consent of, filing or registration with any governmental or regulatory authority or agency set forth on Schedule III hereto is necessary for the validity of such execution and delivery or for the enforceability of such agreements, and the failure to obtain any such authorization, approval, consent, filing or registration is not reasonably likely to have a material adverse effect upon the Company's ability to perform its obligations hereunder or under the Merger Documents or any other Basic Document. All material authorizations, approvals, consents, filings and registrations required to be obtained for the ownership, construction and operation of Phase I, Phase II, Phase III, and Phase IV in respect of each Franchise and Phase V in respect of Franchise II and not obtained as of the date hereof are expected to be obtained as necessary in the ordinary course of business. Except as set forth on Schedule IV hereto, there is no proceeding pending, or to the best knowledge of the Company threatened, which could rescind, terminate, modify or suspend any such authorization, approval or consent. The information set forth in each application submitted by the Company in connection with each such authorization, approval or consent is accurate and complete in all material respects.

                  7.11 MARGIN STOCK. Neither the Company nor any General Partner is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock, and no such Person is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7.12 ERISA. The Company and the ERISA Affiliates have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, all material required contributions and material required installments under ERISA or the Code have been made to each Plan on or before their due date, and the Company is in compliance in all material respects with the currently applicable provisions of ERISA and the Code. Since December 22, 1987, no amendment has been adopted to any Plan which pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code will result in the loss of tax-exempt status of the trust of which such Plan is a part unless the Company or an ERISA Affiliate timely provides security to the Plan in accordance with the provisions of said Sections. Neither the Company nor any ERISA Affiliate has incurred any material liability to the PBGC or any Plan or Multiemployer Plan other than for payment of accrued premiums or contributions in the ordinary course.

                  7.13 TAXES. Each of the Company and the Companies has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it.

                  7.14 PARTNERSHIP DOCUMENTS; FRANCHISE AGREEMENT. The Company has, on or prior to the Effective Date, delivered to each Bank a true and complete copy of each Partnership Document, as modified and supplemented and in effect on the Effective Date and each such Partnership Document is in full force and effect, and no material default by any party thereto of any of the provisions thereof is in existence on such date. The Company has, on or prior to Effective Date, delivered to each Bank a true and complete copy of the Franchise Agreements, as modified and supplemented and in effect on the Effective Date, and each such Franchise Agreement is in full force and effect.

                  7.15 FRANCHISES. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Company to operate under the Franchises except for the approvals referred to in Schedule III hereto.

                  7.16 USE OF PROCEEDS. The proceeds of the Loans hereunder shall be applied by the Company solely to (i) construct and operate cable television systems for Phases I, II, III, and IV in accordance with each Franchise and Phase V in accordance with Franchise II; (ii) make Capital Expenditures and provide working capital to the Company; (iii) make payments and prepayments of the principal of and interest on the Loans and other amounts payable hereunder; (iv) pay Reimbursement

Obligations; and (v) during the period on and prior to the Revolving Credit Termination Date, repay Overdraft Loans. The Letters of Credit shall be requested by the Company solely to support performance bonds and security funds required under each Franchise Agreement or for ongoing operating needs.

                  7.17 OTHER INDEBTEDNESS. The Company does not have any Indebtedness other than the Indebtedness incurred hereunder, Indebtedness set forth on Schedule II hereto and Indebtedness permitted under Section 10.03 hereof.

                  7.18 COMPLETION OF PHASE I, PHASE II, AND PHASE III; CONSTRUCTION OF PHASE IV. Each of Phase I, Phase II, and Phase III for each Franchise has been duly completed in compliance with the Franchise Agreements and all applicable laws. The City of New York has approved such completion. Phase IV in respect of Franchise II has been duly constructed and is subject to review by The City of New York and the Company has no reason to believe that such completion will not be approved in the ordinary course. The Company has commenced construction of Phase IV in respect of Franchise I.

                  7.19 ASSUMPTION OF OBLIGATIONS. The Company acknowledges and confirms that: (i) simultaneously with the Second Merger pursuant to
Section 121-1104 of the Partnership Act the Company has become liable for, and has expressly assumed all the rights and obligations and liabilities of CNY - Phase I, CNY - Phase II, CNY - Phase III, and CNY - Phase IV in respect of each document or instrument to which any of CNY - Phase I, CNY - Phase II, CNY
- - Phase III, or CNY - Phase IV was a party including, without limitation, the Existing Basic Documents, and (ii) each of the Merger Documents is legal, valid and binding and remains in full force and effect without default thereunder or challenge thereto; and (iii) there has been no default under any provision of the Merger Documents or any Existing Basic Document that has not been cured.

                  7.20 PARI PASSU STATUS. The claims and rights of the Banks against the Company under this Agreement and the Notes shall not be subordinate to, and shall rank at least PARI PASSU in all respects with, the claims and rights of each of the Overdraft Lender and the Interest Rate Swap Counterparties against the Company.


            Section 8.  REPRESENTATIONS AND WARRANTIES OF MANAGING PARTNER.

                  The Managing Partner, in such capacity, represents and warrants to the Banks that, as of the Effective Date, it will have authorized the Persons listed on Schedule V hereto to perform all functions required or permitted of the Company under the Basic Documents to which the Company is a party (excluding only the right to execute and deliver any modifications, supplements or waivers hereto or thereto) as more fully and explicitly set forth on such
Schedule V. There has not occurred any event or circumstance which is continuing that constitutes, or with the giving of notice or the passage of time or both would constitute, a default under any Existing Basic Document to which the Managing Partner is a party.


            Section 9.  REPRESENTATIONS AND WARRANTIES OF CSNY.

                  CSNY represents and warrants to the Banks, as of the Effective Date and each subsequent date upon which any such representation or warranty shall be (or be deemed to be) remade pursuant to this Agreement, that:

                  9.01 CORPORATE EXISTENCE. CSNY (a) is a corporation duly organized and validly existing under the laws of the State of New York; (b) has all requisite corporate power, and except as set forth on Schedule III hereto has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business in Phase I, Phase II, Phase III and Phase IV in respect of each Franchise and Phase V in respect of Franchise II as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

                  9.02 FRANCHISES. Each Franchise is in full force and effect, and, except as set forth on Schedule IV hereto, no material default has occurred which is continuing under or in respect of any of the provisions of such Franchise. No authorization, approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Manager or the Company to operate under the Franchises, except (i) those filings made pursuant to Section 6.01 of the Original Credit Agreement, the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement and the Third Amended and Restated Credit Agreement or (ii) those authorizations, approvals, applications, filings, registrations, consents or other actions delivered pursuant to Section 6.01(l) hereof or referred to in Section 6.01(k) hereof or set forth on Schedule III hereto. All of the aforesaid authorizations, approvals, actions and consents have been duly obtained and are in full force and effect and all of the aforesaid applications, filings and registrations have been duly made except those set forth on Schedule III hereto. No failure to obtain any authorization, approval, application, consent of, filing or registration with any governmental or regulatory authority or agency set forth on Schedule III hereto is reasonably likely to have a material adverse effect on the

Manager's or the Company's ability to operate under either Franchise. All material authorizations, approvals, applications, consents, filings and registrations required to be obtained for the operation under the Franchises and not obtained as of the date hereof are expected to be obtained as necessary in the ordinary course of business. Except as set forth on Schedule IV hereto, there is no proceeding pending, or to the best knowledge of CSNY threatened, which could rescind, terminate, modify or suspend any such approval, filing, registration or consent. The information set forth in each application submitted by CSNY in connection with each such approval, filing, registration or consent is accurate and complete in all material respects.

                  9.03 LINES OF BUSINESS. CSNY is engaged in no business other than in its capacity as franchisee under the Franchises, operating as a SMATV operator in any District (as defined in the Franchises) and as a General Partner and the Limited Partner of the Company.

                  9.04 NO BREACH. None of the execution and delivery of any of the Basic Documents to which CSNY is a party, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof will cause a violation of, or require any consent under, the charter or by-laws of CSNY, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which CSNY is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (other than Liens in favor of the Agent or the Banks) upon any of the properties, revenues or assets of CSNY pursuant to the terms of any such agreement or instrument in any manner that would have a material adverse effect on CSNY or its ability to perform any of its obligations hereunder or under any other Basic Document to which it is party.

                  9.05 CORPORATE ACTION. CSNY has all necessary power and authority to execute, deliver and perform its obligations under each Basic Document to which it is a party; and the execution, delivery and performance by CSNY of each such Basic Document have been duly authorized by all necessary corporate action on its part; and each such Basic Document has been duly and validly executed and delivered by CSNY and constitutes its legal, valid and binding obligation, enforceable in accordance with its respective terms.

                  9.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by CSNY of the Basic Documents to which it is a party or for the validity or enforceability thereof except (i) those filings made pursuant to

Section 6.01 of the Original Credit Agreement, the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement and the Third Amended and Restated Credit Agreement or (ii) those authorizations, approvals, consents, filings or registrations delivered pursuant to Section 6.01(l) hereof or referred to in Section 6.01(k) hereof or set forth on Schedule III hereto. Each authorization, approval, application, consent, filing or registration delivered pursuant to Section 6.01(l) hereof has been duly obtained or made, is in full force and effect and, to the best of CSNY's knowledge, there is no statutory appeal process for any thereof. No authorization, approval, consent of, filing or registration with any governmental or regulatory authority or agency set forth on Schedule III hereto is necessary for the validity of such execution and delivery or for the enforceability of such Basic Documents, and the failure to obtain any thereof is not reasonably likely to have a material adverse effect on CSNY's ability to perform its obligations hereunder or under any other Basic Document. All material authorizations, approvals, consents, filings and registrations required to be obtained, to commence construction and operation of Phase IV in respect of Franchise I and Phase V in respect of Franchise II and to operate Phase I, Phase II, and Phase III in respect of each Franchise and Phase IV in respect of Franchise II and not obtained as of the date hereof are expected to be obtained as necessary in the ordinary course of business. Except as set forth on Schedule IV hereto, there is no proceeding pending, or to the best knowledge of CSNY threatened, which could rescind, terminate, modify or suspend any such authorization, approval or consent. The information set forth in each application submitted by CSNY in connection with each thereof is accurate and complete in all material respects.

                  9.07 LITIGATION. Except as set forth on Schedule I hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency now pending or (to the knowledge of CSNY) threatened against CSNY which are reasonably likely, individually or in the aggregate, to have a material adverse effect upon the financial condition or operations or business of CSNY. CSNY is not in default under or in violation of or with respect to any law, rule, regulation, order, writ, injunction, decree of any court, arbitration, governmental commission, bureau or other regulatory authority which default or violation singly or in the aggregate is reasonably likely to have a material adverse effect on the financial condition, operations or business of CSNY, or its ability to perform its obligations hereunder, under either Franchise or any other Basic Document to which it is a party.

                  9.08 AUTHORIZATION OF MANAGER. CSNY, in its capacity as a General Partner, as of the Effective Date, will have authorized the Persons listed on Schedule V hereto to perform all functions required or permitted of the Company under the Basic Documents to which the Company is a party (excluding only the right to execute and deliver any modifications, supplements or waivers hereto or thereto) as more fully and explicitly set forth on such Schedule V. CSNY, in its capacity as a General Partner, has heretofore agreed that neither the Agent nor any of the Banks shall be required to inquire into the authority of any such Person to act on behalf of the Company and to bind the Company under each such Basic Document as so set forth, and has agreed that the Agent and each Bank shall be entitled to conclusively presume that each such Person has all requisite power and authority to act on behalf of the Company in respect of each such Basic Document (other than in respect of modifications, supplements or waivers hereto or thereto) as set forth on Schedule V hereto as fully as if such Person were a general partner of the relevant Company. The General Partners may from time to time change any Person listed on Schedule V hereto to a senior officer of CSNY or the Manager, or to such other Person as shall be Reasonably Satisfactory to the Banks by written notice to such effect delivered to the Agent accompanied by a revised Schedule V. There has not occurred as of (but immediately preceding) the Effective Date any event or circumstance which is continuing that constitutes, or with the giving of notice or the passage of time or both would constitute, a default under any Existing Basic Document to which CSNY is a party.


            Section 10.  COVENANTS OF THE COMPANY.

            The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, the termination of the Letters of Credit and payment in full of all Letter of Credit Liabilities, all interest thereon and all other amounts payable by the Company hereunder:

                  10.01 FINANCIAL STATEMENTS. The Company shall deliver to each of the Banks:

                  (a) within 35 days after the end of each calendar month ending on or prior to the Revolving Credit Termination Date, certificates of a financial officer of the Company setting forth for such period the profit and loss, Operating Cash Flow and expenses of the Company, each prepared in accordance with GAAP.

                  (b) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Company, statements of income, retained earnings and changes in financial position of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a financial officer duly authorized to act on behalf of the Company, which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of the Company in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, statements of income, retained earnings and changes in financial position of the Company for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present in all material respects the financial condition and results of operations of the Company as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any failure by the Company to perform or observe any of its covenants relating to financial matters in this Agreement.

                  (d) as soon as possible, and in any event within 20 days after the Company knows that any of the events or conditions specified below with respect to any Plan or Multi-employer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                        (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
      Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, which failure could result in a lien on the assets of the Company or any ERISA Affiliate under Section 412(n) of the Code shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                        (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan, in either event in a distress termination (within the meaning of Section 4041(c) of ERISA);

                      (iii)   the institution by PBGC of proceedings under
      Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                        (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate under Title IV of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default), or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                        (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                        (vi) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA results in the loss of tax-exempt status of the trust of which such Plan is a part unless the Company or an ERISA Affiliate timely provides security to the Plan in accordance with the provisions of said Section; and

                        (vii) any event or circumstance exists which is reasonably likely to constitute grounds for incurring material liability under Title IV of ERISA pursuant to Section 4069(a) or 4212(c) of ERISA.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, certificates of a senior financial officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail).

                  10.02 OTHER REPORTS. The Company shall deliver to each of the Banks:

                  (a) Within 5 days after the last day of each month, the Subscription Report for each of Phase I, Phase II, Phase III, and Phase IV in respect of each Franchise, and Phase V in respect of Franchise II for the preceding month and, upon the completion of every 100 miles of cable, the Construction Status Report for each of Phase IV in respect of Franchise I and Phase V in respect of Franchise II together with a comparison thereof to the then most recent annual budget delivered pursuant to paragraph (g) of this Section 10.02;

                  (b) Within 45 days after each Quarterly Date, a COMPLIANCE CERTIFICATE in the form of Exhibit B hereto setting forth, among other things, computations necessary and sufficient to demonstrate compliance with Sections 10.03(a) through (h) and 10.15 hereof and total expenditures on each System for each phase, in each case as at the end of, and for, the preceding quarter, and containing a statement to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail);

                  (c) promptly upon the delivery thereof to the City of New York, copies of all financial statements and material reports and other material information delivered pursuant to or in connection with either Franchise Agreement;

                  (d) no later than 20 days after receipt thereof, copies of all notices received from The City of New York in respect of either Franchise, the business and operations of the Company, or which might materially impact the transactions contemplated by this Agreement;

                  (e) promptly after the Company or a responsible officer of the Company or a General Partner knows that any Default has occurred, a notice of such Default, describing the same in reasonable detail;

                  (f) from time to time, with reasonable promptness, such other information regarding the business, affairs or financial condition of the Company (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request; PROVIDED, HOWEVER, that the Company shall identify any such information it reasonably believes to be proprietary and confidential, and the Banks agree to maintain, in accordance with Section
15.08 hereof, the confidentiality thereof;

                  (g) annually, not later than the last Business Day of each January, a Budget; and

                  (h) monthly, not later than the fifth Business Day of each month, a certificate of an officer of the Company certifying as to the aggregate amount of Overdraft Loans as of each Business Day of the then immediately preceding calendar month; PROVIDED, HOWEVER, that such certificate shall not be required to be delivered until the aggregate amount of Loans and

Letter of Credit Liabilities hereunder exceeds the aggregate amount of the Commitments MINUS the Maximum Overdraft Amount.

                  10.03  FINANCIAL COVENANTS.  The Company shall:

                  (a) not permit the ratio of Operating Cash Flow for any fiscal quarter of the Company to Senior Interest Expense of the Company for such fiscal quarter, to be less than:



      RATIO OF OPERATING CASH FLOW
       TO SENIOR INTEREST EXPENSE     FISCAL QUARTER ENDING
      ----------------------------    ---------------------
              1.50 to 1.00                June 30, 1993
              1.50 to 1.00                September 30, 1993
              1.50 to 1.00                December 31, 1993
              1.75 to 1.00                March 31, 1994
              1.75 to 1.00                June 30, 1994
              1.75 to 1.00                September 30, 1994
              1.75 to 1.00                December 31, 1994
              2.00 to 1.00                on and after March 31, 1995;


                  (b) not permit the ratio of Annualized Operating Cash Flow as at the end at any fiscal quarter of the Company to the Debt Service for the then next succeeding four fiscal quarters of the Company, to be less than:



      RATIO OF ANNUALIZED OPERATING
        CASH FLOW TO DEBT SERVICE       FISCAL QUARTER ENDING
      -----------------------------     ---------------------
              1.15 to 1.00                June 30, 1993
              1.15 to 1.00                September 30, 1993
              1.15 to 1.00                December 31, 1993
              1.25 to 1.00                on and after March 31, 1994;


                  (c) not permit the Debt Ratio to exceed (i) 6.75 to 1.00 for any date on or after June 30, 1993 and before January 1, 1994, (ii) 6.50 to 1.00 for any date on or after January 1, 1994 and before April 1, 1994,
(iii) 6.25 to 1.00 for any date on or after April 1, 1994, and before July 1, 1994, (iv) 6.00 to 1.00 for any date on or after July 1, 1994 and before October 1, 1994, (v) 5.75 to 1.00 for any date on or after October 1, 1994 and before January 1, 1995, and (vi) 5.00 to 1.00 for any date on or after January 1, 1995;

                  (d) not pay Management Fees in respect of any fiscal year in excess of the following aggregate amounts:



            MANAGEMENT FEES             FISCAL YEAR ENDING
            ---------------             ------------------
               $3,500,000                 December 31, 1993
               $3,900,000                 December 31, 1994
               $4,100,000                 December 31, 1995
               $4,400,000                 December 31, 1996
               $4,600,000                 December 31, 1997


and, in respect of each fiscal year thereafter, the amount permitted for the previous fiscal year plus $300,000 per annum; PROVIDED, that, notwithstanding the foregoing, the Company may pay Management Fees in excess of the amounts set forth in this Section 10.03(d) with the proceeds of Subordinated Indebtedness;

                  (e) not make, cause to be made or commit to make Capital Expenditures in respect of Phase I, Phase II, Phase III, Phase IV, and Phase V (in respect of Franchise II) in excess of the following aggregate amounts in respect of the fiscal years indicated: $20,000,000 in respect of the 12-month period ending on December 31, 1996 and $18,000,000 in respect of each 12-month period ending December 31 thereafter; PROVIDED, that such amounts may be increased by the aggregate amount of any Subordinated Indebtedness or Excess Equity Contributions used to finance such Capital Expenditures in such period;

                  (f) not create, incur or suffer to exist any Indebtedness except (i) Indebtedness to the Banks hereunder, (ii) Capitalized Lease Obligations in an aggregate amount not to exceed at any time outstanding $3,000,000, (iii) Subordinated Indebtedness (including deferred interest thereon), (iv) subject to Section 10.15 hereof, obligations of the Company in respect of Trade Payables to the extent they constitute Senior Indebtedness,
(v) obligations of the Company in respect of Interest Rate Swap Agreements and
(vi) Overdraft Indebtedness in an aggregate amount not to exceed at any time outstanding the Maximum Overdraft Amount.

                  (g) not permit or make expenditures in respect of construction of either of Phase IV in respect of the System contemplated by the Franchise I Agreement or Phase V in respect of the System contemplated by the Franchise II Agreement if, after giving effect to such expenditures, the aggregate amount of all such expenditures (excluding any such expenditures financed by Subordinated Indebtedness or Excess Equity Contributions) would exceed 120% of the amount included in the Budget (as the same shall be amended from time to time with the consent of the Majority Banks, which consent shall not be unreasonably withheld) for such portion of Phase IV in respect of the System contemplated by the Franchise I Agreement or Phase V in respect of the System contemplated by the Franchise II Agreement as measured at completion and activation of 100 miles of cable and each multiple thereof; and

                  (h) enter into Interest Rate Swap Agreements with one or more of the Banks (or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), which effectively enables the Company (in a manner Reasonably Satisfactory to the Majority Banks), as at any date of determination thereof (i) at all times that the aggregate principal amount of the Loans outstanding hereunder is greater than or equal to $40,000,000 and less than $70,000,000, to protect itself against interest costs in respect of an aggregate notional amount of at least $20,000,000 of its Indebtedness for a period of at least two and one-half years, (ii) at all times that the aggregate principal amount of the Loans outstanding hereunder is greater than or equal to $70,000,000 and less than $100,000,000 to protect itself against interest costs in respect of an aggregate notional amount of at least $35,000,000 of its Indebtedness for a period of at least two and one-half years, (iii) at all times that the aggregate principal amount of the Loans outstanding hereunder is greater than or equal to $100,000,000 and less than $130,000,000, to protect itself against interest costs in respect of an aggregate notional amount of at least $50,000,000 of its Indebtedness for a period of at least two and one-half years, (iv) at all times that the aggregate principal amount of the Loans outstanding hereunder is greater than or equal to $130,000,000 and less than $160,000,000 to protect itself against interest costs in respect of an aggregate notional amount of at least $65,000,000 for a period of at least two and one-half years, and (v) at all times that the aggregate principal amount of the Loans outstanding hereunder is greater than or equal to $160,000,000, to protect itself against interest costs in respect of an aggregate notional amount of at least $80,000,000 for a period of at least two and one-half years. The Company shall deliver to the Agent, promptly after entering into each such Interest Rate Swap Agreement, evidence thereof Reasonably Satisfactory to the Majority Banks.

                  10.04 LITIGATION. The Company shall promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, affecting the Company (or any predecessor in interest) or any of its assets or any Franchise, except proceedings which are not reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or operations, or the business, of the Company or either Franchise, or the ability of the Company to perform its obligations hereunder, under either Franchise or under any other Basic Document. Following the initial notice of each such litigation or proceeding, supplementary notices of all material developments in respect thereof shall be given from time to time in a like manner.

                  10.05 PARTNERSHIP EXISTENCE, ETC. The Company shall preserve and maintain its lawful partnership existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the financial condition, operations, or the business of the Company; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be); PROVIDED, HOWEVER, that the Company shall identify any such information it reasonably believes to be proprietary and confidential, and the Banks agree to maintain, in accordance with Section 15.08 hereof, the confidentiality thereof; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  10.06 LIENS. The Company shall not create or suffer to exist any Lien upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation except: (i) Liens securing obligations of the Company to the Banks hereunder; (ii) Permitted Liens; and
(iii) Liens securing Indebtedness permitted under Section 10.03(f) hereof (but excluding Subordinated Indebtedness and Indebtedness in respect of Interest Rate Swap Agreements with Persons which are not also Banks hereunder).

                  10.07 INVESTMENTS. The Company shall not make or permit to remain outstanding any Investment in any Person except (a) Investments in obligations issued or guaranteed by the U.S. Government or certificates of deposit and other time deposits of, and other bank accounts (including, without limitation, money market accounts) with, banks having capital and surplus of at least $100,000,000, in each case with maturities of less than one year or (b) Investments consisting of Interest Rate Swap Agreements.

                  10.08 COMPLETION OF CABLE TELEVISION SYSTEM. The Company shall proceed diligently to construct and complete the cable television systems in Phase IV as required or permitted pursuant to the applicable Franchise and Phase V as required or permitted pursuant to Franchise II.

                  10.09 TYPE OF BUSINESS. The Company shall not engage in any business other than the ownership and operation of cable television systems and related businesses under the Franchises.

                  10.10  FRANCHISES.  Except as may be required
pursuant to Section 20.11 of each Franchise Agreement or permitted pursuant to
Section 5.1 of each Franchise Agreement, the Company shall not acquire any franchise, license, authorization or right to construct, own, operate, promote, extend and/or otherwise operate under any cable television system operated or to be operated by the Company granted by any state, county, city, town, village or other local government authority or by the Federal Communications Commission (or any agency of the federal government which is a successor thereto), other than the Franchises or any license, authorization or right incidental thereto.

                  10.11 TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly permitted by this Agreement, the Company shall not directly or indirectly guarantee or assume any obligation of or make any Investment in an Affiliate; or, unless entered into on an arm's-length basis, (a) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (b) except as permitted in accordance with Section 10.13 hereof, purchase or acquire assets from an Affiliate; or (c) enter into any other transaction directly or indirectly with any Affiliate for the providing of goods or services to the Company. Notwithstanding the foregoing the Company may enter into a transaction with an Affiliate providing for the lending of money by such Affiliate to the Company subordinated to the Obligations of the Company hereunder on terms and conditions satisfactory to the Banks. Nothing contained in this Section 10.11 shall be construed to prevent the Company or any Affiliate from entering into the Basic Documents.

                  10.12 RESTRICTED PAYMENTS. The Company shall not make any Restricted Payment at any time.

                  10.13 NO MERGERS, ACQUISITIONS, ETC. The Company shall not have any Subsidiaries nor shall it acquire any business or assets from, or stock of, or be party to any acquisition of, any Person, except that the Company may purchase assets in connection with the construction, operation and maintenance of cable television systems as required pursuant to the Franchises. The Company shall not merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any material portion of its assets to, any Person, except that the Company may dispose of obsolete or worn-out equipment no longer used or useful by the Company in the operation of its cable television systems, PROVIDED, HOWEVER, that the Company may merge or consolidate with any direct wholly-owned subsidiary of CSC provided that (i) prior to the effectiveness of such merger or consolidation the resulting entity has expressly agreed in a writing in form and substance Reasonably Satisfactory to the Agent and the Majority Banks to be bound by the terms and conditions of, and undertake all obligations under this Agreement and the Notes and all other instruments and documents to which the entity it merged with was party to;
(ii) such merger, consolidation or acquisition does not cause a default under either Franchise Agreement; (iii) all covenants set forth in Section 10.03 shall be satisfied immediately following and after giving effect to such merger, consolidation or acquisition; and (iv) no Default shall have occurred and be continuing or be caused thereby.

                  10.14 MODIFICATIONS OF CERTAIN RIGHTS. Without the consent of the Majority Banks, the Company shall not permit any of the provisions of any of the Basic Documents or the Franchises or of any instruments evidencing or relating to any Subordinated Indebtedness to be modified or supplemented in any respect that could materially and adversely affect the financial condition, operations or business of the Company, or its ability to perform its obligations hereunder, under either Franchise or under any other Basic Document or could materially and adversely affect the rights of the Agent and the Banks hereunder and under the other Basic Documents. Without the consent of all the Banks, the Company shall not permit the Overdraft Facility Documents or any Interest Rate Swap Agreement to be amended, modified, supplemented or waived in any manner that would not comply with the provisions of this Agreement.

                  10.15 RESTRICTIONS ON TRADE PAYABLES. The Company shall not permit Trade Payables to exceed (x) $25,000,000 at any time from the date hereof to but excluding January 1, 1995 and (y) $20,000,000 on and after January 1, 1995.

                  10.16 USE OF PROCEEDS. The Company shall use the proceeds of the Loans hereunder solely as provided in Section 7.16 hereof (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933 and the Securities Act of 1934 and the regulations thereunder).

                  10.17 LOCATION OF HEADENDS. The Company shall not change the location of the headend in respect of Franchise I or Franchise II without the prior written consent of the Majority Banks.

                  10.18 PARI PASSU STATUS. The Company shall insure that the claims and rights of the Banks against it under this Agreement and the Notes will not be subordinate to, and will rank at all times at least PARI PASSU with, the claims and rights of each of the Overdraft Lender and the Interest Rate Swap Counterparties against the Company.


            Section 11.  COVENANTS OF THE MANAGING PARTNER.

            The Managing Partner agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, the termination of the Letters of Credit and payment in full of all Letter of Credit Liabilities, all interest thereon and all other amounts payable by the Company hereunder:

                  11.01 PARTNERSHIP AGREEMENT. The Managing Partner will not permit any of the provisions of the Partnership Agreement to be modified or supplemented in any respect that could materially and adversely affect the financial condition, operations or business of the Company, or its ability to perform its obligations hereunder, under either Franchise or under any other Basic Document.

                  11.02 AUTHORITY. The Managing Partner, in such capacity, hereby agrees that neither the Agent nor any of the Banks shall be required to inquire into the authority of any of the Persons listed on Schedule V hereto to act on behalf of the Company and to bind the Company under this Agreement, the Fourth Amended and Restated Security Agreement and the Notes as set forth on Schedule V hereto (other than in respect of modifications, supplements or waivers hereto or thereto), and that the Agent and each Bank shall be entitled to conclusively presume that each such Person has all requisite power and authority to act on behalf of the Company in respect of this Agreement, the Fourth Amended and Restated Security Agreement and the Notes (other than in respect of modifications, supplements or waivers hereto or thereto) as set forth on Schedule V hereto as fully as if such Person were a general partner of the Company. The General Partners may from time to time change any Person listed on Schedule V hereto to a senior officer of CSNY or the

Manager, or to such other Person as shall be Reasonably Satisfactory to the Banks by written notice to such effect delivered to the Agent accompanied by a revised Schedule V.

                  11.03 EQUITY INVESTMENT. The Managing Partner shall make or cause to be made additional equity investments from time to time in the Company in an amount (which shall be at least $100,000 and in larger multiples of $100,000) sufficient to maintain the Company's compliance with all covenants hereunder and under the Franchise Agreements and maintain construction in accordance with the Budget and the construction schedule. In the event the Company is unable, for any reason whatsoever, to complete construction of the Systems, the Managing Partner agrees to cause the Company to complete such construction and, if as Managing Partner it is unable to cause the Company to do so, it agrees to assume the Company's obligations under the Franchise Agreements (subject to receipt of any required governmental approval) and hereunder and to complete construction of the Systems as contemplated to have been done by the Company hereunder.

                  11.04  BUSINESS OF MANAGING PARTNER.   The Managing
Partner shall not engage in any business other than (i) investing in the Company, (ii) acting as Managing Partner of the Company, and (iii) in connection with the transactions contemplated by the Basic Documents.


            Section 12.  COVENANTS OF CSNY.

            CSNY agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, the termination of the Letters of Credit and payment in full of all Letter of Credit Liabilities, all interest thereon and all other amounts payable by the Company hereunder:

                  12.01 MAINTENANCE OF EXISTENCE. CSNY shall preserve and maintain its legal existence and all of its rights and privileges material to its business.

                  12.02 MAINTENANCE OF FRANCHISES. CSNY shall preserve and maintain each Franchise in full force and effect and shall not permit or suffer to exist any material default under either thereof CSNY will not permit or consent to the modification or waiver of any provision of either Franchise that could materially and adversely affect the financial condition, operations or business of the Company or its ability to perform its obligations hereunder or under any other Basic Document, without the prior written approval of the Majority Banks.

                  12.03 NOTICES. CSNY shall, promptly upon generation or receipt thereof, send to the Agent copies of any correspondence with the City of New York which may have any adverse effect upon either Franchise.

                  12.04 NO DEBT. CSNY shall not create, incur or suffer to exist any Indebtedness other than Indebtedness (i) permitted to be created, incurred or suffered to exist pursuant to this Agreement by the Company for which CSNY may be liable in its capacity as a general partner of the Company or (ii) arising out of the first two items identified on Schedule I hereto; PROVIDED, HOWEVER, that nothing in this clause (ii) shall affect the application of Section 13.01(i) hereof.

                  12.05 NO LIENS. CSNY shall not create, incur or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets relating to Phase I, Phase II, Phase III or Phase IV in respect of each Franchise or Phase V in respect of Franchise II, whether now owned or hereafter acquired (other than Liens in favor of the Banks or the Agent), or assign any right to receive income to secure or provide for the payment of Indebtedness of any Person, other than Permitted Liens and (i) any Liens upon or rights with respect to the Franchises necessary to consummate the transactions contemplated by this Agreement; (ii) Liens in favor of issuers of letters of credit or performance bonds required under the Franchise Agreements or arising in the ordinary course of business in relation to the construction of the Systems; (iii) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property; (iv) Liens in favor of the City of New York; (v) Liens existing on any property prior to the acquisition thereof, or prior to the acquisition of the Person which owns such property, by the Company or CSNY, in each case where such Lien was not created in contemplation of such acquisition; and (vi) extensions, renewals, or replacements of any Lien referred to in clauses (i) through (v) above.

                  12.06 FURTHER INFORMATION. CSNY shall deliver to the Banks from time to time, with reasonable promptness, such further information regarding its business affairs and financial condition as any Bank may reasonably request; PROVIDED, however, that the Company shall identify any such information it reasonably believes to be proprietary and confidential, and the Banks agree to maintain, in accordance with Section 15.08 hereof, the confidentiality thereof.

            Section 13.  DEFAULT AND REMEDIES.

                  13.01 EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) The Company shall default in the payment of any principal of any Loan or any Reimbursement Obligation when due; or the Company shall default in the payment of any interest on any Loan or any other amount payable by it hereunder when due and shall fail to pay the same by 11:00 a.m. on the second succeeding Business Day; or

                  (b) Any Indebtedness of the Company or CSNY in an aggregate principal amount of $500,000 or more (excluding any Indebtedness for the deferred purchase price of property or services owed to the Person(s) providing such property or services as to which the Company or CSNY, as the case may be, is contesting its obligation to pay the same in good faith and by proper proceedings, and for which the Company or CSNY, as the case may be, has established appropriate reserves (herein called "EXCLUDED INDEBTEDNESS")) shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or any default under any indenture, credit agreement or loan agreement under which Indebtedness of the Company or CSNY in an aggregate principal amount of $500,000 or more is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture or agreement, as the case may be, unless the same shall have been permanently waived by the respective holder of such Indebtedness; or

                  (c) Any representation, warranty or certification made or deemed made (i) pursuant to Section 6.02 by the Company, the Managing Partner, or CSNY, or in any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or (ii) by the Manager in the Management Agreement or the Manager Agreement, or (iii) by the Company, either General Partner or the Limited Partner in the Fourth Amended and Restated Security Agreement, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) The Company, the Managing Partner or CSNY shall default in the performance of any of their respective obligations under Sections 10.02(e), 10.03, 10.07, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.16,
10.17, 10.18, 11 (other than Section 11.03 which is covered in paragraph (p) hereof) or 12.04, respectively, hereof; or the Manager shall default in the performance of any of its obligations under the Management Agreement or the Manager Agreement which default has a material adverse effect on the Company or on its ability to perform its obligations hereunder; or the Company shall default in the performance of any of its other obligations in this Agreement, or the Manager shall default in any of its other obligations under the Management Agreement or the Manager Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

                  (e) The Company, CSNY, the Managing Partner or the Manager shall admit in writing its respective inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Company, CSNY, the Managing Partner or the Manager shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its respective property, (ii) make a general assignment for the benefit of its respective creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against any of them in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced against the Company, CSNY, the Managing Partner or the Manager, without the application or consent of such Person in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) The Company, the Manager or the Managing Partner or CSNY shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Company) seeking the termination, dissolution or liquidation the Company, the Manager or CSNY, as the case may be, and such proceedings shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or

                  (i) A judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against the Company and/or CSNY and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Company and/or CSNY, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (j) An event or condition specified in Section 10.01(d) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the financial position of the Company; or

                  (k) Either Franchise shall be terminated, forfeited or revoked or either Franchise shall fail to be renewed for any reason whatsoever, or the Company shall, for any reason whatsoever, not be permitted to construct, own or operate Phase I, Phase II, Phase III or Phase IV of either System or Phase V of the Brooklyn System under the relevant Franchise; or

                  (l) The Fourth Amended and Restated Security Agreement shall at any time fail to create or maintain the security interest contemplated thereunder or such security interest shall fail to be perfected, unless such failure is a result of the action or failure to act of the Agent or any Bank or the validity or enforceability of such agreement is contested by any party thereto other than the Agent or the Banks; or

                  (m) Any General Partner shall create or suffer to exist any Lien (other than Permitted Liens, the Liens of the Fourth Amended and Restated Security Agreement for the benefit of the Banks and Liens arising out of the items listed on Schedule I hereto) on its partnership interest in the Company; or

                  (n) Any Basic Document, any Merger Document or either Franchise shall be terminated by any party thereto or shall expire by its terms and not be renewed, or shall be determined to be void or avoidable in whole or in material part by any court, governmental authority or agency, or any party (other than the Agent or any Bank) thereto shall default in any respect in the performance or observance of any of their agreements contained therein if such default could have a material adverse effect on the financial condition, operations or business of the Company or on any such party's ability to perform any of its obligations hereunder or under any Basic Document to which it is a party; or

                  (o) The Partnership Agreement of the Company shall be modified or supplemented in any respect materially and adversely affecting the financial condition, operation or business of the Company or its ability to perform its obligations hereunder or under any other Basic Document without the prior written consent of the Majority Banks (which consent shall not be unreasonably withheld); or

                  (p) The Managing Partner fails to make the equity investment as and when required by Section 11.03 hereof; or

                  (q) There shall cease to be reported on the consolidated returns of CSC at least 99% of the profits and losses of the Company excluding, for the purposes of such consolidation, the Preferential Payment (as defined in the Purchase Agreement) and distributions in respect thereof; or

                  (r) CSC or a directly wholly-owned subsidiary of CSC shall cease to be, if there is one general partner, the sole general partner or, if there is more than one general partner, the managing general partner of Cablevision-Master L.P.; or

                  (s) CSC and its directly or indirectly wholly-owned subsidiaries shall cease to hold an aggregate of 100% of the general partnership interest or interests in Cablevision-Master L.P.; or

                  (t) The Managing Partner of the Company shall not be Cablevision-Master L.P. or, if CSNY shall be directly wholly owned by CSC, CSNY; or

                  (u) The sum of (i) the outstanding aggregate principal amount of Loans PLUS (ii) the Letter of Credit Liabilities plus (iii) the aggregate principal amount of Overdraft Loans shall exceed the aggregate amount of the Commitments as then in effect and the Company shall have failed to prepay the Loans in accordance with Section 2.09(b) hereof.

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f), (g) or (h) of this Section 13, the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, (A) cancel the Commitments and/or, (B) terminate any Letter of Credit providing for such termination by sending a notice of termination as provided therein and/or (C) declare the principal amount then outstanding of and the accrued interest on the Loans and the Reimbursement Obligations, and all other amounts payable by the Company hereunder and under the Notes, to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 13, (A) the Commitments shall be automatically cancelled and (B) the principal amount then outstanding of, and the accrued interest on the Loans and the Reimbursement Obligations, and all other amounts payable by the Company or all of them hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                  13.02 CASH COLLATERAL. The Company hereby agrees, in addition to the provisions of Section 13.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent or the Majority Banks, pay (and, in the case of any Event of Default referred to in clause (f), (g) or (h) of Section 13.01 hereof, forthwith, without any demand or the taking of any other action by the Banks, it shall pay) to the Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of the Company, which funds shall be held by the Agent in the Collateral Account; PROVIDED that the Agent shall return to the Company the remainder of such funds after payment of any drawings at such time as such Event of Default shall no longer be continuing.

                  13.03 REPLACEMENT OF MANAGER AND EQUITY INVESTORS. Notwithstanding anything in this Section 13 to the contrary, if any of the events set forth in clause (e), (f), (g) or (h) of Section 13.01 hereof occurs with respect to the Managing Partner or the Manager, as the case may be, or if the event set forth in clause (p) of such Section 13.01 occurs such events shall not be an Event of Default hereunder or in respect of clause (p) such event shall not cause an Event of Default under clause (q) hereof if, within 30 days after the occurrence of such event, the Company enters into an arrangement with a third party which assumes the obligations of the Manager under the Management Agreement and Manager Agreement, or the Person obligated to make the equity investment, PROVIDED such third party, such arrangement and such form of assumption are all Reasonably Satisfactory to the Majority Banks, and; PROVIDED FURTHER that the replacement of the equity investor is subject to the additional conditions that (a) the arrangement with the third party equity investor shall not result in less than 51% of the profits and losses of the Company (excluding, for the purposes of such consolidation, the Preferential Payment and distributions in respect thereof) being reported on the consolidated returns of CSC; (b) if such third party equity investor becomes a partner in the Company, such third party equity investor shall become a party to the Fourth Amended and Restated Security Agreement, immediately after becoming a partner in the Company, and pledge its partnership interest in the Company to the Security Agent; and (c) such third party equity investor agrees to be bound by the requirements of Section 11.03 hereof.


            Section 14.  THE AGENT.

                  14.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Fourth Amended and Restated Security Agreement and each Person which is a Bank which now or hereafter is or becomes the Overdraft Lender and/or the Interest Rate Swap Counterparty hereby, in such capacity, agrees to the terms hereof and of the Fourth Amended and Restated Security Agreement, and irrevocably appoints and authorizes the Agent to act as its Security Agent thereunder, in each case with such powers as are specifically delegated to the Agent by the respective terms thereof, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 14.05 and the first sentence of Section
14.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents and to Chase acting in its individual capacity hereunder as issuer of Participation Letters of Credit): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement or the Fourth Amended and Restated Security Agreement, and shall not by reason of this Agreement, the Fourth Amended and Restated Security Agreement or the Letters of Credit be a trustee for any Bank; (b) shall not be responsible to the Banks or the Overdraft Lender or any Interest Rate Swap Counterparty (as appropriate) for any recitals, statements, representations or warranties contained in this Agreement or the Fourth Amended and Restated Security Agreement or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Fourth Amended and Restated Security Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Fourth Amended and Restated Security Agreement, the Letters of Credit, any Note or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or thereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder, under the Fourth Amended and Restated Security Agreement, under the Letters of Credit or under any other document or instrument referred to or provided for herein or therein, or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Company to such assignment or transfer. Without in any way limiting any of the foregoing, with respect to the issuance of each Participation Letter of Credit, each Bank acknowledges that Chase shall have no greater responsibility in the operation of Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400.

                  14.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the Fourth Amended and Restated Security Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  14.03 DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations or of commitment fees) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks

(and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 14.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

                  14.04 RIGHTS AS A BANK. With respect to its Commitment and the Loans made and the Letter of Credit Liabilities held by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  14.05 INDEMNIFICATION. (a) The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 15.03 hereof, but without limiting the obligations of the Company under said Section 15.03), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Letters of Credit or any other documents contemplated by or referred to herein or therein (other than the Fourth Amended and Restated Security Agreement which indemnification is covered in clause (b) below) or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 15.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            (b) Each Person which is a Bank which is also an Overdraft Lender and/or an Interest Rate Swap Counterparty and each Bank agrees to indemnify the Security Agent (to the extent not reimbursed under Section 15.03 hereof and Section 14 of the Fourth Amended and Restated Security Agreement, but without limiting the obligations of the Company under said Section 15.03 hereof and Section 14 of the Fourth Amended and Restated Security Agreement), ratably in accordance with its Distributive Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Security Agent in any way relating to or arising out of the Fourth Amended and Restated Security Agreement or the transactions contemplated thereby or the intercreditor provisions provided for herein or Section 15.03 hereof in respect of such costs and expenses the Company is obligated to pay arising from the Fourth Amended and Restated Security Agreement (but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties under the Fourth Amended and Restated Security Agreement and its agency duties hereunder in respect of intercreditor matters only) or the enforcement of any of the terms of the Fourth Amended and Restated Security Agreement or the intercreditor provisions provided for herein, PROVIDED that such Person in its capacity as the Overdraft Lender or the Interest Rate Swap Counterparty shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  14.06 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its affiliates or predecessors in interest) which may come into the possession of the Agent or any of its affiliates.

                  14.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under the Fourth Amended and Restated Security Agreement unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  14.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.


            Section 15.  MISCELLANEOUS.

                  15.01 WAIVER. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Fourth Amended and Restated Security Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Fourth Amended and Restated Security Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  15.02 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  15.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Banks and the Agent for paying: (a) the reasonable fees and expenses of Winston & Strawn, special New York counsel to the Banks, in connection with (i) the preparation, execution and delivery of this Agreement, the Notes and the other Basic Documents, the making of the Loans and the issuance of the Letters of Credit hereunder, and the perfection of the Liens created by the Fourth Amended and Restated Security Agreement and (ii) any amendment, modification or waiver of any of the terms of this Agreement, the Letters of Credit, any of the Notes or any of the other Basic Documents; (b) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees) in connection with the exercise of their rights and responsibilities under, and enforcement of, this Agreement, the Letters of Credit, any of the Notes or any other Basic Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Letters of Credit, any of the Notes, any other Basic Document or any other document referred to herein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, the Fourth Amended and Restated Security Agreement or any document referred to herein. The Company shall (to the maximum extent permitted by applicable law) indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against any and all losses, liabilities claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or in any way relate to or result from any actual or proposed use by the Company of the proceeds of any of the extensions of credit (whether a Loan, Letter of Credit or a participation therein) hereunder and/or the negotiation, execution, delivery or performance of this Agreement or the Notes or any extensions of credit (whether a Loan, Letter of Credit or a participation therein) made or to be made hereunder or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) incurred in connection with any such investigation or proceeding (but excluding any such losses, liabilities, claims, damages, or expenses arising solely out of action taken which constitutes the gross negligence or willful misconduct of the Person to be indemnified). If and to the extent that the obligations of the Company under the preceding sentence may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the losses, liabilities, claims, damages and expenses referred to above as may be permitted by applicable law.

                  15.04  AMENDMENTS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement (other than Sections 14.05(b) and 15.10 hereof which is covered by paragraph (b) below) or the Notes, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Banks and the Company, do any of the following: (a) increase the Commitment of any of the Banks, extend the Revolving Credit Termination Date or any date on which payments of principal or interest are scheduled to be made hereunder, or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, or fees with respect to, the Obligations; (c) postpone any date fixed for payment of principal of, or interest on, the Obligations or the Notes; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations, or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; or (e) change any provision contained in Sections 3.01, 4.02, 4.05, 5, 6, and 15.03 hereof or this Section 15.04(a); or PROVIDED, HOWEVER, if such amendment, waiver or consent relates to Section 14, the consent of the Agent shall be required and the Company's consent shall not be unreasonably withheld, and if such amendment, waiver or consent relates to Section 9 or 12, the consent of CSNY shall be required, and, if such amendment, waiver or consent relates to
Section 8 or 11, the consent of the Managing Partner shall be required.

                  (b) No amendment or waiver of any provision of the Fourth Amended and Restated Security Agreement or Sections 14.05(b) and 15.10 hereof, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Creditors and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Creditors, (i) release all or a significant portion of the Collateral notwithstanding Section 3.C(2) of the Fourth Amended and Restated Security Agreement or (ii) amend or modify, or grant any waiver or consent under, this
Section 15.04(b).

                  15.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  15.06  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior written consent of all of the Banks and the Agent.

                  (b) Each Bank may (subject to the Company's prior written approval which shall not be unreasonably withheld), assign to any bank or financial institution selected by such Bank and acceptable to the Agent any of its Loans, its Note, its interest in the Letters of Credit, the Reimbursement Obligations or its Commitment; PROVIDED, that (i) the aggregate amount assigned to any such bank or financial institution pursuant to an Assignment and Acceptance shall not be less than $5,000,000 and (ii) each Bank which retains any Commitment shall retain a minimum Commitment of $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything to the contrary contained herein: (i) any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank without any consent of the Company or the Agent, PROVIDED that no such assignment shall release the transferor Bank from its obligations hereunder; and (ii) any Bank may (subject to the Company's prior written approval which shall not be unreasonably withheld) at any time assign all or any portion of its Commitment, its Note, its interest in the Letters of Credit, the Reimbursement Obligations and its Loans to any Affiliate of such Bank.

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank together with the Note subject to such assignment, the Agent shall: (i) accept such Assignment and Acceptance, and
(ii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (e) Each Bank may sell to one or more other banks or financial institutions a participation in all or any part of the Loan, Commitment, or Letter of Credit held by it, in which event each such participant shall not have any rights or benefits under this Agreement or any Note or the Fourth Amended and Restated Security Agreement, the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "PARTICIPATION AGREEMENT") executed by such Bank in favor of the participant; PROVIDED, that each Bank's right to sell participations hereunder is in every instance subject to the following
conditions:   (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance of such obligations, (iii) such Bank shall remain the holder of the Note made in its favor for all purposes of this Agreement (except as provided in Section 15.06(d) hereof) and (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations in any Loan, Commitment or Letter of Credit and as if such Bank were funding all of such Loan, Commitment or Letter of Credit in the same way that it is funding the portion of such Loan, Commitment or Letter of Credit in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) extend the Revolving Credit Termination Date or any date on which the Commitments are scheduled to reduce hereunder, (ii) reduce the principal of, or interest on, the Obligations hereunder or any commitment fees, (iii) postpone any date fixed for any payment of principal of, or interest on, the Obligations hereunder, or (iv) consent to the release of all or a significant portion of the collateral subject to the Lien under the Fourth Amended and Restated Security Agreement except as permitted by the Fourth Amended and Restated Security Agreement.
                  (f) If any Bank (or, if such Bank has participated all or any part of its Loans, any of such Bank's participants) does not agree with a proposal of the Company for an amendment, waiver or consent in respect of an issue described in the last sentence of paragraph (e) above, the Company may require that such Bank (and each of its participants, if any) transfer all of its right, title and interest under this Agreement and such Bank's Note to another bank (a "PROPOSED BANK") for a consideration equal to the outstanding principal amount of such Bank's Loans, together with interest thereon to the date of such transfer, Letter of Credit Liabilities (plus any cash cover held in the Collateral Account with respect to such Bank's Obligations in respect of Letters of Credit) and all other amounts payable hereunder to such Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section
5.05 as if all of such Bank's Loans were being prepaid in full on such date). Subject to the execution and delivery of such instruments and agreements relating to such transfer as the Banks (including the Proposed Bank and such Bank) shall request, such Proposed Bank shall be a "Bank" for all purposes hereunder.

                  (g) A Bank may furnish any information concerning the Company, CSNY or the Manager or any of their respective Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), PROVIDED that such assignee or participant agrees in writing to be bound by the provisions of
Section 15.08 hereof.

                  15.07 LIABILITY OF OTHER PERSONS. Notwithstanding any provision contained herein to the contrary, none of the Managing Partner, the Limited Partner, CSNY, the Manager or any other general or limited partner of the Company or the Managing Partner shall have any personal liability in respect of obligations of the Company under this Agreement, the Letters of Credit, the Notes or the Fourth Amended and Restated Security Agreement or of the Managing Partner in respect of Section 11.03 hereof, or of the Manager in respect of Section 2(f) of the Manager Agreement, and the recourse of the Agent or any of the Banks against any of the Partners shall be limited to the Collateral (as defined in the Fourth Amended and Restated Security Agreement) provided by such Partner under the Fourth Amended and Restated Security Agreement. The foregoing shall not restrict the liability of (i) the Managing Partner in respect of any breach of the Managing Partner's representations, warranties or covenants set forth in Sections 8 and 11 hereof or contained in Sections 3.A(1), 3.A(2), 3.C(1), 3.C(2) and 4 of the Fourth

Amended and Restated Security Agreement, (ii) CSNY in respect of any breach of its representations, warranties or covenants set forth in Section 9.08 hereof or contained in Sections 3.A(1), 3.A(2), 3.C(1), 3.C(2) and 4 of the Fourth Amended and Restated Security Agreement, or (iii) the Limited Partner in respect of any breach of its representations, warranties and covenants contained in Sections 3.A(1), 3.A(2), 3.C(1), 3.C(2), 3.D, 3.E, 3.F and 4 of
the Fourth Amended and Restated Security Agreement. Neither the Agent nor any Bank shall assert any claim inconsistent with this Section 15.07 in any legal proceeding.

                  15.08 CONFIDENTIALITY. Each Bank agrees with respect to confidential information of the Company and the Manager which has not otherwise come into the public domain to use its reasonable efforts to maintain such confidentiality and, without prejudice to the generality of the foregoing, to take reasonable precautions to ensure that none of such confidential information shall be disclosed save to such of such Bank's directors, trustees, members, employees, legal counsel and outside consultants as have a need thereof in connection with this Agreement, and to any financial institution buying or seeking to buy a participation from or becoming or seeking to become an assignee of such Bank in accordance with Section 15.06 hereof. Notwithstanding the foregoing, it is understood that any Bank may be required by law to disclose such confidential information or portions thereof pursuant to subpoena or other court process, at the express direction of any government agency having jurisdiction or authority over such Bank, or as otherwise required by law, and may be required to disclose such to independent auditors. Furthermore, such confidential information may be disclosed by any Bank with the prior written consent of the Company and without such consent in connection with any litigation or dispute involving the rights of such Banks under any Basic Document or any litigation or dispute not initiated by such Bank.

                  15.09 APPOINTMENT OF SECURITY AGENT. The Banks hereby appoint Chase as security agent for the Banks for the purpose of carrying out the provisions of the Fourth Amended and Restated Security Agreement, and Chase hereby accepts such appointment for such purpose.

                  15.10  INTERCREDITOR MATTERS.

                  (a) Each of the Persons signatory hereto in its capacity as a Creditor or as the Security Agent hereby agrees as follows:

                        (i) to comply with the intercreditor provisions provided for herein and in the Fourth Amended and Restated Security Agreement including, without limitation, those relating to the disposition of Collateral and Sections 14.05 and 15.04 hereof and this Section 15.10; and

                      (ii) the claims and rights of the Banks against the Company under this Agreement and the Notes shall rank at least PARI PASSU in all respects with the claims and rights of each of the Overdraft Lender and any Interest Rate Swap Counterparty against the Company; and

                     (iii) the Overdraft Lender shall not assign its interest in respect of the Overdraft Facility to any Person which is not also a Bank.

                  (b) Each of the Persons signatory hereto in its capacity as a Creditor agrees as follows:

                        (i) to share with all of the other Creditors, pro rata in accordance with their respective Distributive Shares, all Proceeds at any time received or recovered on or with respect to any of the Collateral, whether such Proceeds are in cash or securities or other property of any form, and whether such Proceeds result from any judicial or nonjudicial foreclosure sale, or conveyance in lieu of foreclosure, or distributions, income or other benefits with respect to any of the Collateral or otherwise. In order to accomplish the sharing provided for in this paragraph (i), each Person in its capacity as a Creditor hereby agrees that, notwithstanding anything to the contrary contained in the Fourth Amended and Restated Security Agreement, the Overdraft Facility Documents or any Interest Rate Swap Agreement, all payments of Proceeds shall be made to the Security Agent for the ratable benefit of the Creditors, to be held in trust by the Security Agent for each Creditor until the payment referred to in subsection 6.C.(1) of the Fourth Amended and Restated Security Agreement; and

                      (ii) each Creditor's distributive share of all Proceeds realized upon the Collateral (the "DISTRIBUTIVE SHARE") shall be determined by multiplying the amount of such Proceeds by a fraction, the denominator of which shall be the sum of (a) the aggregate principal amount of all Creditor Loans outstanding at the time of such determination (together with all interest accrued thereon) PLUS (b) the settlement value of all the Interest Rate Swap Agreements at the time of such determination PLUS (c) any Indebtedness and Letter of Credit Liabilities due and owing hereunder, and the numerator of which shall be, in the case of any Creditor the sum of (a) the aggregate principal amount of Creditor Loans made by such Creditor outstanding at such time (together with all interest accrued thereon) PLUS (b) the settlement value at the time of such determination of any Interest Rate Swap Agreement entered into by such Creditor PLUS (c) any other Indebtedness and Letter of Credit Liabilities due and owing such Creditor hereunder; and

                     (iii) in the event that it shall receive any Proceeds, it shall promptly pay the same over to the Security Agent in the same form as received (with such endorsements as may be necessary), and that until such Creditor shall have made such payment it will hold such Proceeds in trust for the Creditors; and

                      (iv) if at any time the Security Agent shall be required to restore or return to the Company or any other Person any Proceeds, or any portion thereof, with respect to which the Security Agent shall have made payment to the Creditors pursuant to paragraph (i) of this subsection 15.10(b), whether by reason of the insolvency, bankruptcy, reorganization or other similar event in respect of the Company or such Person or otherwise, then each Creditor shall promptly return to the Security Agent such Creditor's Distributive Share of the Proceeds required to be so returned.

                  (c)   SHARING ARRANGEMENTS.

                  All Persons in their capacity as Creditors agree among themselves that, with respect to all amounts received by a Creditor by exercise of its right of set-off or banker's lien or other remedies available to it, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Creditors in accordance with each Creditor's Distributive Share. A Creditor receiving such amount through the exercise of its remedies shall promptly pay the same over to the Security Agent for distribution to the Creditors pursuant to subsection 15.10(b) hereof and until such Creditor shall have made such payment to the Security Agent such Creditor shall hold such amount in trust for the benefit of the other Creditors. Each Creditor hereby agrees to exercise its rights and remedies in respect of the Collateral upon the instruction of the Majority Creditors.

                  (d)   COMPANY CONSENT.

                  The Company hereby consents to and confirms the foregoing arrangements.

                  15.11 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05 and 15.03 hereof shall survive the repayment of the Loans and the Reimbursement Obligations, and the termination of the Commitments and the Letters of Credit.

                  15.12 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  15.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  15.14  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              CABLEVISION OF NEW YORK CITY - PHASE I
                                 L.P., A LIMITED PARTNERSHIP,
                              BY ITS GENERAL PARTNERS

                              CABLEVISION SYSTEMS
                                  NEW YORK CITY CORPORATION


                              By____________________________
                                                           Title



                        [SIGNATURE PAGE TO FOUTH AMENDED
                          AND RESTATED CREDIT AGREEMENT]

                             [SIGNATURES CONTINUED]


                              CABLEVISION OF NEW YORK CITY -
                                    MASTER L.P.
                                    BY ITS SOLE GENERAL PARTNER

                                    NYC GP CORP.



                              By____________________________
                                                       Title

                              Address for Notices:

                              One Media Crossways
                              Woodbury, New York 11797

                              Telecopier No.:  (516) 496-1780
                              Telephone No.:   (516) 364-8450
                              Attention:  Executive Office


                              CABLEVISION SYSTEMS
                                NEW YORK CITY CORPORATION



                              By____________________________
                                                       Title


                              Address for Notices:

                              One Media Crossways
                              Woodbury, New York 11797

                              Telecopier No.:  (516) 496-1780
                              Telephone No.:      (516) 364-8450
                              Attention:  Executive Office

                              CABLEVISION OF NEW YORK CITY -
                              MASTER L.P.
                                 BY ITS SOLE GENERAL PARTNER


                              NYC GP CORP.



                              By____________________________
                                                       Title


                              Address for Notices:

                              One Media Crossways
                              Woodbury, New York  11797

                              Telecopier No.:  (516) 496-1780
                              Telephone No.:   (516) 364-8450
                              Attention:  Executive Office

COMMITMENT

$30,000,000

                              THE CHASE MANHATTAN BANK
                                 (NATIONAL ASSOCIATION)


                              By____________________________
                                                       Title

                              Lending Office for Base Rate Loans:
                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Lending Office for Loans other
                                than Base Rate Loans:
                              Cayman Island, B.W.I.
                              c/o The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York 10081

                              Address for Notices:
                              The Chase Manhattan Bank
                                (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081

                              Telecopier No.:  (212) 552-7623
                              Telephone No.:  (212) 552-4845
                              Attention:  Media and Communications
                                          John F. Shearson

COMMITMENT

$25,000,000

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By________________________________
                                                           Title

                              Lending Office for all Loans:
                              The First National Bank
                               of Chicago
                              One First National Plaza
                              Chicago, Illinois  60670


                              Address for Notices:
                              The First National Bank of Chicago
                              153 West 51st Street
                              8th Floor
                              New York, New York  10019
                              Attn:  Elaine I. Khalil
                                      Vice President

                              Telecopier No:  (212) 373-1449
                              Telephone No:   (212) 373-1179

                              with a copy to:
                              The Communications Companies
                              Division Administration Unit
                              at the Lending Office
                              address given above,
                              Attn:  Susan Ohde

                              Telecopier No.:  (312) 732-1158
                              Telephone No.:  (312) 732-8875

COMMITMENT

$25,000,000

                              CIBC INC.



                              By ___________________________
                                                       Title

                              Lending Office for all Loans:
                              CIBC Inc.
                              200 Galleria Parkway, N.W.
                              Suite 650
                              Atlanta, Georgia  30339
                              Attn:  Ken Auchter

                              Address for Notices:

                              CIBC Inc.
                              200 Galleria Parkway, N.W.
                              Suite 650
                              Atlanta, Georgia  30339
                              Attn:  Ken Auchter

                              Telecopier No.:  (404) 955-1185
                              Telephone No.:   (404) 916-7143

                              with a copy to:

                              CIBC Inc.
                              425 Lexington Avenue
                              New York, New York  10017
                              Attn:  John White
                                      Vice President

                              Telecopier No.:  (212) 856-3558
                              Telephone No.:   (212) 856-4160

COMMITMENT

$15,000,000

                              THE TORONTO-DOMINION BANK


                              By ___________________________
                                                       Title


                              Lending Office for all Loans:
                              The Toronto-Dominion Bank
                              Grand Cayman Islands Branch, B.W.I.
                              c/o Chicago Branch
                              70 Madison Street
                              Suite 1900
                              Chicago, Illinois  60602

                              Address for Notices:

                              The Toronto-Dominion Bank
                              Grand Cayman Islands Branch, B.W.I.
                              c/o Chicago Branch
                              70 Madison Street
                              Suite 1900
                              Chicago, Illinois  60602
                              Attn:  Manager - Syndications and
                                      Credit Administration

                              Telecopier No.:  (312) 346-0063
                              Telephone No.:   (312) 977-7463

                              with a copy to:

                              The Toronto-Dominion Bank
                              (U.S.A. Division)
                              31 West 52nd Street
                              New York, New York  10019
                              Attn: Director,
                                    Communications Finance

                              Telecopier No.:  (212) 262-1928
                              Telephone No.:   (212) 468-0729

COMMITMENT

$15,000,000

                              ROYAL BANK OF CANADA


                              By ___________________________
                                                       Title

                              Lending Office for all Loans:

                              Royal Bank of Canada
                              Grand Cayman (North America #1) Branch
                              Pierrepont Plaza
                              300 Cadman Plaza West
                              Brooklyn, New York  11201-2701

                              Address for Notices:

                              Royal Bank of Canada
                              Grand Cayman (North America #1) Branch
                              Pierrepont Plaza
                              300 Cadman Plaza West
                              Brooklyn, New York  11201-2701

                              Attention:  Manager, Loans
                                          Administration

                              Telecopier No.:  (718) 522-6292/3
                              Telephone No.:   (212) 858-7168

                              with a copy to:

                              Royal Bank of Canada
                              Grand Cayman (North America #1) Branch
                              Financial Square
                              New York, New York  10005-3531

                              Attention:  M.E. Stephan

                              Telecopier No.:  (212) 428-6460
                              Telephone No.:   (212) 428-6551

COMMITMENT

$15,000,000

                              FIRST NATIONAL BANK OF BOSTON


                              By ___________________________
                                                       Title

                              Lending Office for all Loans:

                              The First National Bank of Boston
                              100 Federal Street
                              Boston, MA  02110

                              Address for Notices:

                              A)    For Credit Matters:

                                    The First National Bank of Boston
                                    Media & Communications Dept.,   01-04-01
                                    100 Federal Street
                                    Boston, MA  02110

                                    Attn:  David B. Herter,
                                            Vice President

                                    Telecopier No.:  617-434-3401
                                    Telephone No.:   617-434-3816

                              B)    Administrative/Operational Matters:

                                    The First National Bank of Boston
                                    Commercial Loan Services,   05-02-00-8
                                    50 Morrisey Boulevard
                                    Dorchester, MA  02125

                                    Attn:  Beth Delaney

                                    Telecopier No.:  617-929-6912
                                    Telephone No.:   617-929-5436

COMMITMENT

$15,000,000

                              BANK OF MONTREAL



                              By ___________________________
                                                       Title

                              Lending Office for all Loans:

                              Bank of Montreal, Chicago Branch
                              116 South LaSalle Street, 11th Floor
                              Chicago, Illinois  60603

                              Address for Notices:

                              Bank of Montreal
                              430 Park Avenue, 15th Floor
                              New York, New York 10022

                              Attn:  John Decoufle

                              Telecopier No.: (212) 605-1525
                              Telephone No.:  (212) 605-1428

                              with a copy to:  Patrick Sullivan
                                               Account Manager

COMMITMENT

$15,000,000
                              THE BANK OF NEW YORK


                              By ___________________________
                                 Vice President

                              Lending Office for all Loans:

                              The Bank of New York
                              Communications, Entertainment and   Publishing
                              Division
                              1 Wall Street, 16th Floor
                              New York, New York  10286

                              Address for Notices:

                              The Bank of New York
                              Communications, Entertainment and   Publishing
                              Division
                              1 Wall Street, 16th Floor
                              New York, New York  10286

                              Attn:  Zoraida Dougherty, Commercial
                                     Banking Administrator

                              Telecopier No.:  212-635-8679
                              Telephone No.:   212-635-8730

                              with a copy to:

                              The Bank of New York
                              Communications, Entertainment and   Publishing
                              Division
                              1 Wall Street, 16th Floor
                              New York, New York  10286

                              Attn:  Bart J. Partington,
                                     Vice President

                              Telecopier No.:  212-635-8593
                              Telephone No.:   212-635-8607

COMMITMENT

$15,000,000
                              THE BANK OF NOVA SCOTIA



                              By ___________________________
                                                       Title

                              Lending Office for all Loans:

                              The Bank of Nova Scotia
                              1 Liberty Plaza, 26th Floor
                              New York, New York  10006

                              Address for Notices:

                              The Bank of Nova Scotia
                              1 Liberty Plaza, 26th Floor
                              New York, New York  10006

                              Attn:  Loan Administration

                              Telecopier No.:  (212) 225-5145
                              Telephone No.:   (212) 225-5071

                              with a copy to:

                              The Bank of Nova Scotia
                              1 Liberty Plaza, 26th Floor
                              New York, New York  10006

                              Attn:  Mark E. Vigil

                              Telecopier No.: (212) 225-5090
                              Telephone No.:  (212) 225-5048

COMMITMENT

$15,000,000
                              BANQUE PARIBAS



                              By ___________________________
                                    Vice President, Director


                              By ___________________________


                              Lending Office for all Loans:

                              787 Seventh Avenue, 32nd Floor
                              New York, New York  10019

                              Address for Notices:

                              787 Seventh Avenue, 32nd Floor
                              New York, New York  10019

                              Attn:  Errol Antzis

                              Telecopier No.: (212) 841-2363
                              Telephone No.:  (212) 841-2126

                              with a copy to:

                              787 Seventh Avenue, 32nd Floor
                              New York, New York  10019

                              Loan Department
                              Attn:  Debbie Muller

                              Telecopier No.:  (212) 841-2217
                              Telephone No.:   (212) 841-2211

TOTAL OF COMMITMENTS

$185,000,000

                              THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION),
                               as Agent


                              By __________________________
                                                      Title


                              Address for Notices to

                              Chase as Agent:
                              The Chase Manhattan Bank
                               (National Association)
                              1 Chase Manhattan Plaza
                              New York, New York  10081


                              Telecopier No.:  (212) 552-7623
                              Telephone No.:   (212) 552-4845
                              Attention:  Media and Communications
                                            John F. Shearson

                              THE FIRST NATIONAL BANK
                                 OF CHICAGO
                              as Co-Agent


                              By____________________________
                                                       Title

                              Lending Office for all Loans:
                              The First National Bank
                                 of Chicago
                              One First National Plaza
                              Chicago, Illinois  60670


                              Address for Notices:
                              The First National Bank of Chicago
                              153 West 51st Street
                              8th Floor
                              New York, New York  10019
                              Attn:  Elaine I. Khalil
                                     Vice President

                              Telecopier No:  (212) 373-1449
                              Telephone No:   (212) 373-1179

                              with a copy to:
                              The Communications Companies
                              Division Administration Unit
                              at the Lending Office
                              address given above,
                              Attn:  Susan Ohde

                              Telecopier No.:  (312) 732-1158
                              Telephone No.:   (312) 732-8875

                              CIBC INC.
                              as Co-Agent


                              By ___________________________
                                                       Title

                              Lending Office for all Loans:
                              CIBC Inc.
                              200 Galleria Parkway, N.W.
                              Suite 650
                              Atlanta, Georgia  30339
                              Attn:  Ken Auchter

                              Address for Notices:

                              CIBC Inc.
                              200 Galleria Parkway, N.W.
                              Suite 650
                              Atlanta, Georgia  30339
                              Attn:  Ken Auchter

                              Telecopier No.:  (404) 955-1185
                              Telephone No.:   (404) 916-7143

                              with a copy to:

                              CIBC Inc.
                              425 Lexington Avenue
                              New York, New York  10017
                              Attn:  John White
                                     Vice President

                              Telecopier No.:  (212) 856-3558
                              Telephone No.:   (212) 856-4160